                                                                     EXHIBIT 2.1


                      SHARE AND OPTION PURCHASE AGREEMENT


                                  BY AND AMONG


              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.,


                            THE PERSONS AND ENTITIES
                              NAMED ON SCHEDULE 1


                                      AND


                           THE SELLER REPRESENTATIVES

                         Dated as of November 24, 1997


  THE SHARES OF COMMON STOCK OF CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS),
   INC. ISSUED TO THE PERSONS AND ENTITIES NAMED ON SCHEDULE 1 HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE
   AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS
    DEFINED IN RULE 902(0) UNDER THE SECURITIES ACT) UNLESS SUCH SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION
      REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE AND UNLESS THE OTHER RESTRICTIONS ON TRANSFER CONTAINED IN THE AGREEMENTS REFERRED TO HEREIN ARE
                                 COMPLIED WITH.

                      SHARE AND OPTION PURCHASE AGREEMENT

                               TABLE OF CONTENTS



ARTICLE I

  DEFINITIONS......................................................1.
  Section 1.1  Definitions.........................................1.
               -----------

ARTICLE II

  PURCHASE AND SALE; APPOINTMENT OF SELLER REPRESENTATIVES.........5.
  Section 2.1  Purchase and Sale...................................5.
               -----------------
  Section 2.2  Closing.............................................5.
               -------
  Section 2.3  Seller Representatives; Paying Agent................8.
               ------------------------------------

ARTICLE III

  REPRESENTATIONS AND WARRANTIES OF PARENT.........................9.
  Section 3.1  Organization and Qualification......................9.
               ------------------------------
  Section 3.2  Capitalization......................................9.
               --------------
  Section 3.3  Authority Relative to this Agreement................9.
               ------------------------------------
  Section 3.4  Non-Contravention...................................10.
               -----------------
  Section 3.5  Reports and Financial Statements....................10.
               --------------------------------
  Section 3.6  Validity of Parent Common Stock.....................10.
               -------------------------------
  Section 3.7  Consents and Approvals of Governmental Authorities..10.
               --------------------------------------------------
  Section 3.8  Absence of Certain Changes or Events................10.
               ------------------------------------
  Section 3.9  Offering Memorandum.................................10.
               -------------------
  Section 3.10  Disclosure.........................................11.
                ----------

ARTICLE IV

  REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................11.
  Section 4.1  Organization and Qualification......................11.
               ------------------------------
  Section 4.2  Capitalization......................................12.
               --------------
  Section 4.3  Subsidiaries........................................13.
               ------------
  Section 4.4  Non-Contravention...................................13.
               -----------------
  Section 4.5  Required Consents...................................14.
               -----------------
  Section 4.6  Financial Statements and Reports; Insolvency........14.
               --------------------------------------------
  Section 4.7  Title to Properties and Assets......................16.
               ------------------------------
  Section 4.8  Absence of Certain Changes or Events................16.
               ------------------------------------
  Section 4.9  Disclosure of Liabilities...........................17.
               -------------------------
  Section 4.10  Accounts, Notes and Receivables....................18.
                -------------------------------
  Section 4.11  Litigation.........................................18.
                ----------
  Section 4.12  Agreements.........................................18.
                ----------
  Section 4.13  Licenses and Permits...............................19.
                --------------------
  Section 4.14  Intellectual Property..............................20.
                ---------------------
  Section 4.15  Employees..........................................21.
                ---------


  Section 4.16  Enforceability of Contracts, etc...................23.
                ---------------------------------
  Section 4.17  Taxes..............................................23.
                -----
  Section 4.18  Insurance..........................................28.
                ---------
  Section 4.19  Books and Records..................................28.
                -----------------
  Section 4.20  Compliance with Governmental Regulations...........28.
                ----------------------------------------
  Section 4.21  Environmental Compliance...........................29.
                ------------------------
  Section 4.22  Fire, Flood, Accident, Etc.........................29.
                ---------------------------
  Section 4.23  Real Estate........................................29.
                -----------
  Section 4.24  Bank Accounts......................................29.
                -------------
  Section 4.25  Pensions; Employee Plans...........................30.
                ------------------------
  Section 4.26  Finders; Fees......................................32.
                -------------
  Section 4.27  Commercial Position................................32.
                -------------------
  Section 4.28  Conflicts of Interest..............................32.
                ---------------------
  Section 4.29  Restrictive Agreements.............................33.
                ----------------------
  Section 4.30  Consumer Trade, Anticompetitive and Other
                -----------------------------------------
                Practices..........................................33.
                ---------
  Section 4.31  Notice of Official Action..........................33.
                -------------------------
  Section 4.32  Offering Memorandum................................33.
                -------------------

ARTICLE V

  SEVERAL REPRESENTATIONS AND WARRANTIES OF EACH SELLER............34.

ARTICLE VI

  COVENANTS........................................................35.
  Section 6.1  Public Announcements................................35.
               --------------------
  Section 6.2  Pooling.............................................35.
               -------
  Section 6.3  Parent Protective Provisions........................35.
               ----------------------------

ARTICLE VII

  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; REIMBURSEMENT OF
    PARENT.........................................................37.
  Section 7.1  Reimbursement of Parent.............................37.
               -----------------------
  Section 7.2  Survival of Representations and Warranties and
               ----------------------------------------------
               Covenants...........................................38.
               ---------
  Section 7.3  Limitations.........................................38.
               -----------
  Section 7.4  Other Limitations...................................39.
               -----------------
  Section 7.5  Reimbursement Procedure.............................40.
               -----------------------

ARTICLE VIII

  GENERAL PROVISIONS...............................................43.
  Section 8.1  Notices.............................................43.
               -------
  Section 8.2  Headings............................................44.
               --------
  Section 8.3  Entire Agreement; Assignment........................44.
               ----------------------------
  Section 8.4  Parties in Interest.................................44.
               -------------------
  Section 8.5  Validity............................................44.
               --------
  Section 8.6  Counterparts; Binding Agreement.....................44.
               -------------------------------
  Section 8.7  Expenses............................................44.
               --------



  Section 8.8  Further Assurances..................................44.
               ------------------
  Section 8.9  Governing Law.......................................45.
               -------------
  Section 8.10  Consent to Jurisdiction............................45.
                -----------------------
  Section 8.11  "Knowledge" Defined................................45.
                -------------------
  Section 8.12  Amendment..........................................45.
                ---------
  Section 8.13  Waiver.............................................45.
                ------
  Section 8.14  Participation in Parent's Stock Option Program.....45.
                ----------------------------------------------
  Section 8.15  Termination of Shareholders' Agreement.............45.
                --------------------------------------
  Section 8.16  Employee Benefit Trust.............................45.
                ----------------------
  Section 8.17  Deed Relating to Taxation..........................46.
                -------------------------

ARTICLE IX

  SELLERS' DIVIDEND ESCROW AND SELLER REPRESENTATIVES..............46.
  Section 9.1  Seller Representatives..............................46.
               ----------------------
  Section 9.2  Authorized Actions..................................46.
               ------------------
  Section 9.3  Required Vote.......................................46.
               -------------
  Section 9.4  Reliance............................................46.
               --------
  Section 9.5  Exculpation.........................................46.
               -----------
  Section 9.6  Appointment.........................................47.
               -----------
  Section 9.7  Authority...........................................47.
               ---------
  Section 9.8  Further Assurances..................................47.
               ------------------
  Section 9.9  Indemnification.....................................48.
               ---------------
  Section 9.10  Dividend...........................................48.
                --------
  Section 9.11  Sellers' Dividend Escrow...........................48.
                ------------------------
  Section 9.12  Payment............................................48.
                -------
  Section 9.13  Pro Rata Payment...................................48.
                ----------------
  Section 9.14  Distribution.......................................49.
                ------------

SIGNATURES

SCHEDULES

SCHEDULE 1   Outstanding Share and Options
SCHEDULE 2   Consideration Stock; Cash Consideration
SCHEDULE 3   Names and Addresses of Shareholders and Optionholders
SCHEDULE 4   Deed Relating to Taxation
SCHEDULE 5   Protection Periods
SCHEDULE 6   Dividends


EXHIBITS

EXHIBIT A        Form of Escrow Agreement
EXHIBIT B        Form of Registration Rights Agreement
EXHIBIT C        Form of Share Indemnity
EXHIBIT D        Form of Stock Transfer
EXHIBIT E        Form of Parent Power of Attorney
EXHIBIT F        Form of Irrevocable Power of Attorney

EXHIBIT G        Form W-8
EXHIBIT H        Substitute Form W-9
EXHIBIT I        Form of Option Indemnity
EXHIBIT J        Form of Option Transfer

                      SHARE AND OPTION PURCHASE AGREEMENT


Share and Option Purchase Agreement (this "Agreement"), dated as of November 24, 1997, by and among Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation ("Parent"), the persons and entities listed on Schedule 1
                                                                    ----------
hereto (referred to collectively herein as the "Sellers," and each individually as a "Seller") and Quentin Baer, Ian Clarkson and Malcolm Glyn (referred to collectively herein as the "Seller Representatives" and each individually as a "Seller Representative").

WHEREAS, Parent is offering to acquire all of the allotted shares of Peter Chadwick Holdings Limited, a company organized under the laws of England (the "Company"), as at the date of this Agreement, on terms which are the same for the Sellers within each class of shares in the Company, being on the terms and conditions of this Agreement;

WHEREAS, Parent is also offering to acquire all of the outstanding Options of the Company on the terms and conditions of this Agreement; and

WHEREAS, after the acquisition, Parent plans to integrate the Company into its international holding company structure pursuant to which, in general, Parent's non-U.S. operations are conducted through corporations owned by CTP International and its directly owned subsidiaries - CTP Europe, CTP Asia/Pacific and CTP Latin America, and Parent plans to contribute the shares of the Company as soon as practicable to a limited liability company owned by CTP Europe, although Parent is not legally obligated to make such transfer and CTP Europe has no legal right to the shares of the Company.

NOW, THEREFORE, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

Section 1.1  Definitions.
             -----------

(a)  The following terms, as used herein, have the following meanings:

     "A Preference Shares" means Class A preference shares, nominal value
      -------------------
     (Pounds)0.10 each, in the capital of the Company.

     "Affiliate" means any person or entity directly or indirectly controlling
      ---------
     or controlled by, or under direct or indirect common control with, the person specified.

     "B Preference Shares" means Class B preference shares, nominal value
      -------------------
     (Pounds)0.10 each, in the capital of the Company.

     "Balance Sheet" means the audited consolidated balance sheet of the Company
      -------------
     as of June 30, 1997.

     "Balance Sheet Date" means June 30, 1997.
      ------------------

     "Benefit Arrangement" means any plan or arrangement providing for insurance
      -------------------
     coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is maintained or contributed to by the Company or any of its Subsidiaries.

     "CAA" means the United Kingdom Capital Allowances Act 1990.
      ---

     "Code" means the United States Internal Revenue Code of 1986, as amended.
      ----

     "Companies Act" means the United Kingdom Companies Act 1985.
      -------------

     "Exchange Act" means the United States Securities Exchange Act of 1934, as
      ------------
     amended.

     "Exchange Rate" means US$1.65 for each (Pounds)1.00 for converting pounds
      ---------
     sterling to U.S. dollars and (Pounds)0.6061 for each US$1.00 for converting U.S. dollars to pounds sterling.

     "Group Company" means Parent and any of its Subsidiaries.
      -------------

     "Options" means the options in respect of Ordinary Shares, details of all
      -------
     of which are set forth on Schedule 1.
                               ----------

     "Ordinary Shares" means ordinary shares, nominal value (Pounds)1.00 each,
      ---------------
     in the capital of the Company.

     "Parent Common Stock" means Common Stock, $0.01 par value per share, of
      -------------------
     Parent.

     "Paying Agent" means Macfarlanes of 10 Norwich Street, London EC4A 1BD
      ------------
     England.

     "Preferred Shares" means preferred shares, nominal value (Pounds)1.00 each,
      ----------------
     in the capital of the Company.

     "Pro Rata Share" with respect to any Seller means the percentage obtained
      --------------
     by dividing the number of shares of Parent Common Stock delivered to the Escrow Agent at the Closing on behalf of such Seller pursuant to Section 2.2(a) hereof by the aggregate number of shares of Parent Common Stock delivered to the Escrow Agent at Closing on behalf of all Sellers pursuant to Section 2.2(a) hereof.

     "Purchaser Ancillary Agreements" means each and both of the Escrow
      ------------------------------
     Agreement and the Registration Rights Agreement.

     "Securities Act" means the United States Securities Act of 1933, as
      --------------
     amended.

     "Seller Ancillary Agreements" means each and all of the Escrow Agreement,
      ---------------------------
     the Power of Attorney, the Seller Representation Letter, the Affiliate Letter, the Parent Power of Attorney and the Registration Rights Agreement.

     "Shares" means the A Preference Shares, the B Preference Shares, the
      ------
     Preferred Shares and the Ordinary Shares.

     "Subsidiaries" means any corporation or other entity of which securities or
      ------------
     other ownership interests possessing voting power sufficient to elect a majority of its Board of Directors or similar body are, at the time which any determination is being made, beneficially owned, directly or indirectly, by Parent or the Company, as the case may be.

     "Taxes Act" means the United Kingdom Income and Corporation Taxes Act 1988.
      ---------

     "TCGA" means the United Kingdom Taxation of Chargeable Gains Act 1992.
      ----

     "VAT Act" means the United Kingdom Value Added Tax Act 1994.
      -------

(b) Each of the following terms is defined in the Section of this Agreement set forth opposite such term:


Term                                                Section
----                                                -------
Affiliate Letter                                    2.2(d)(xv)
Agreed Claims                                       7.5(e)
Agreement                                           Preamble
Approved                                            4.25(a)(ii)
Article IV Loss                                     7.1(a)
Baer Service Agreement                              2.2(c)(ii)
Certificate                                         7.5(a)
Clarkson Service Agreement                          2.2(c)(iii)
Closing                                             2.2
Closing Date                                        2.2
Commission                                          3.5
Company                                             Preamble
Company Audited Financial Statements                4.6(a)
Company Unaudited Financial Statements              4.6(a)
Consideration Stock                                 2.1
Deed Relating to Taxation                           8.17
Disclosed Scheme                                    4.25(a)(i)
Environment                                         4.21
Escrow Agent                                        2.2(a)
Escrow Agreed Claim                                 7.5(e)
Escrow Agreement                                    2.2(a)
Escrow Certificate                                  7.5(b)
Escrow Shares                                       2.2(a)
Expense Loss                                        7.1(e)
Individual Seller Certificate                       7.5(b)
Intellectual Property                               4.14(a)
Knowledge                                           8.11
Legal Advisers                                      9.5
Loss                                                7.1(b)
Memorandum and Articles of Incorporation            4.1(b)
Offering Memorandum                                 3.9
Other Options                                       4.2(a)
Parent                                              Preamble
Parent Power of Attorney                            2.2(d)(i)
Payment Claim                                       7.5(a)
Performance Vested Options                          4.2(a)
Permits                                             4.13(a)
Pollution of the Environment                        4.21
Power of Attorney                                   2.2(d)(v)
Principal Agreements                                9.1(a)
Purchase Price                                      2.1
Registration Rights Agreement                       2.2(c)(i)
Reimbursement Threshold                             7.3(a)
Reimbursing Party                                   7.5(a)
relevant benefit                                    4.25(a)(iii)
Reports                                             3.5
Required Consent                                    4.5

Reserved Losses                                     7.3(b)
return                                              4.17(a)
Seller                                              Preamble
Seller Disclosure Schedule                          ARTICLE IV Preamble
Sellers Dividend Escrow                             9.11
Seller Representation Letter                        2.2(d)(xiv)
Seller Representatives                              Preamble
Seller Specific Loss                                7.1(d)
Sellers                                             Preamble
Shareholders Agreement                              8.14(i)
tax                                                 4.17(a)
Tax Loss                                            7.1(c)
Termination Date                                    6.3(a)
trustees                                            4.25(a)(iv)

                                   ARTICLE II

            PURCHASE AND SALE; APPOINTMENT OF SELLER REPRESENTATIVES

Section 2.1  Purchase and Sale.  Upon the terms and subject to the conditions of
             -----------------
this Agreement, each Seller, severally but not jointly, agrees to sell to Parent, and Parent agrees to purchase from each such Seller, at the Closing, that number of Shares and Options as is set forth opposite such Seller's name on

Schedule 1.  The purchase price (the "Purchase Price") for the Shares and the
----------
Options to be purchased pursuant to this Section 2.1 shall be (i) 3,255,731 shares of Parent Common Stock, allocated as follows: (A) for the Shares, 1)
0.0458 shares of Parent Common Stock for each outstanding A Preference Share, 2)
0.0458 shares of Parent Common Stock for each outstanding B Preference Share, 3)
1.9681 shares of Parent Common Stock for each outstanding Preferred Share and 4)
1.9681 shares of Parent Common Stock for each outstanding Ordinary Share and (B) for the Options, the number of Shares of Parent Common Stock all as more particularly set forth opposite each holder of Option's name on Schedule 2 under
                                                                ----------
the headings "Number of Shares of Parent Common Stock Delivered at Closing in Respect of Options" and "Number of Escrow Shares of Parent Common Stock Delivered at Closing in Respect of Options" and (ii) cash in lieu of fractional shares in the amount set forth opposite such Seller's name on Schedule 2 under
                                                              ----------
the heading "Cash Delivered at Closing" payable by wire transfer of funds to the account or accounts of the Paying Agent notified to Parent in writing at least two business days prior to the Closing Date for disbursement to the Sellers.
The aggregate number of shares of Parent Common Stock to be paid to the Sellers as described in this Section 2.1 shall be referred to herein as the "Consideration Stock" and the allocation between the Sellers is more particularly set out in Schedule 2. The Consideration Stock shall be delivered as provided in Section 2.2.

Section 2.2  Closing.  The closing (the "Closing") of the purchase and sale of
             -------
the Shares and Options hereunder shall take place on the date of this Agreement at such time and at such place in London, England as may be agreed by Parent and the Seller Representatives (on behalf of the Sellers). The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing,

(a) Parent shall issue (i) to each Seller (through the Paying Agent) a certificate representing Parent Common Stock, registered in the name of such Seller, for the aggregate number of shares of Parent Common Stock set forth opposite such Seller's name on Schedule 2 under the headings "Number
                                          ----------
     of Shares of Parent Common Stock Delivered at Closing in Respect of Shares" and "Number of

     Shares of Parent Common Stock Delivered at Closing in Respect of Options" and (ii) to the Paying Agent (for and on behalf of each Seller) which will in turn give to Mellon Bank, N.A. (the "Escrow Agent") in respect of each Seller a certificate showing such Seller as the holder of the shares of Parent Common Stock (the "Escrow Shares") as set forth on Schedule 2 under
                                                               ----------
     the headings "Number of Escrow Shares of Parent Common Stock Delivered at Closing in Respect of Shares" and "Number of Escrow Shares of Parent Common Stock Delivered at Closing in Respect of Options," which shares will be registered in the name of such Seller, to be applied by the Escrow Agent by way of security in accordance with the terms and provisions of an Escrow Agreement in the form attached hereto as Exhibit A (the "Escrow Agreement")
                                              ---------
     being executed and delivered simultaneously with this Agreement by or on behalf of each of Parent, the Sellers, the Seller Representatives and the Escrow Agent. The delivery of the Escrow Shares shall be made by the Paying Agent on behalf of the Sellers in accordance with the provisions hereof, with the same force and effect as if such Escrow Shares had been delivered by Parent directly to the Sellers and subsequently delivered by the Sellers to the Escrow Agent. Notwithstanding the foregoing, Parent shall not deliver any shares of Parent Common Stock pursuant to clause (i) to any Seller who has not executed and delivered this Agreement, but shall deliver those shares to the Company to be registered in the name of the Company and held in trust on behalf of such Seller in accordance with Part XIIIA of the Companies Act.

(b) Parent shall deliver to each Seller entitled thereto (through the Paying Agent) cash as provided in Section 2.1 hereof.

(c) Parent shall deliver to the Sellers (through the Paying Agent) the following:

     (i) A Registration Rights Agreement (the "Registration Rights Agreement") executed by Parent in the form of Exhibit B attached hereto;
                                             ---------

     (ii) A Service Agreement with Quentin Baer (the "Baer Service Agreement") executed by Parent and the Company in the agreed form;

     (iii) A Service Agreement with Ian Clarkson (the "Clarkson Service Agreement") executed by Parent and the Company in the agreed form;

     (iv) the Escrow Agreement executed by Parent and Mellon Bank S.A. as Escrow Agents;

     (v)   (A)  the Certificate of Incorporation of Parent, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Parent and listing all documents on file with said Secretary;

     (vi) a certificate of the Secretary or an Assistant Secretary of Parent dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of Parent as in effect on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of Parent authorizing the execution, delivery and performance of this Agreement and the Purchaser Ancillary Agreements and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Purchaser Ancillary Agreements; (C) that the Certificate of Incorporation of Parent has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (v)(B) above; and (D) to the incumbency and specimen signature of each officer of Parent executing this Agreement and each Purchaser Ancillary Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Parent as to the incumbency and signature of the officer signing the certificate referred to in this clause; and

     (vii) evidence Parent has received a pooling letter from Coopers & Lybrand L.L.P. confirming that it is appropriate for Parent to account for the acquisition of the Company and its Subsidiaries contemplated hereby as a "pooling of interests" under applicable rules and regulations of the Commission.

(d) The Sellers (through the Paying Agent) shall deliver to Parent the following:

     (i) Certificates for all of the Shares held by each of the Sellers (or a Share Indemnity in respect thereof in the form of Exhibit C attached
                                                              ---------
            hereto), together with duly executed stock transfer forms in the form of Exhibit D attached hereto in favor of Parent in respect of
                    ---------
            them, and a power of attorney from each of the Sellers for purposes of vesting the Shares of each of the Sellers in Parent in the form of Exhibit E attached hereto in respect of them (the "Parent Power
               ---------
            of Attorney");

     (ii) The Registration Rights Agreement executed by or on behalf of each Seller;

     (iii) The Escrow Agreement executed by or on behalf of each Seller and by the Seller Representatives;

     (iv) Notices of resignation of the existing auditors of the Company and each of its Subsidiaries containing a statement to the effect specified in Section 390(2)(a) of the Companies Act that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of the shareholders or creditors of the Company or any of its Subsidiaries and an acknowledgment that they have no claims against the Company or its Subsidiaries whether in respect of fees or otherwise (other than as set forth in such notices in respect of fees and expenses relating to the transactions contemplated by this Agreement);

     (v) A copy of a properly completed Irrevocable Power of Attorney (the "Power of Attorney") in the form of Exhibit F attached hereto
                                                ---------
            executed by each Seller on whose behalf this Agreement and/or any of the Seller Ancillary Agreements have been executed and delivered by an attorney;

     (vi) An undertaking by the Special Committee of the Company not to accelerate the exercisability of any Options or take any other action or actions which would prohibit the Options from lapsing in accordance with the Rules pursuant to which they were granted prior to becoming exercisable in any respect;

     (vii)  All Required Consents;

     (viii) A certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying that attached thereto is a true and complete copy of the Memorandum and Articles of Association of the Company as of the Closing Date;

     (ix) A properly executed statement from the Company satisfying the requirements of United States Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3);


     (x) The resignation, executed as a deed in a form reasonably satisfactory to Parent, of Mr. Dohmen as a director of the Company;

     (xi) A properly completed and executed (A) United States tax Form W-8 in the form of Exhibit G attached hereto or (B) United States
                        ---------
            substitute tax Form W-9 in the form of Exhibit H attached hereto, as
                                                   ---------
            appropriate;

     (xii) Option Agreements or Certificates representing all of the Options (or an Option Indemnity in respect thereof in the form of Exhibit I
                                                                      ---------
            attached hereto), together with duly executed option transfer forms in the form of Exhibit J attached hereto in favor of Parent in
                           ---------
            respect of them;

     (xiii) A copy of the Resolution amending the Articles of Association of the Company to permit the transfer of the Shares to Parent pursuant to the terms of this Agreement;

     (xiv) The appropriate Seller Representation Letter in the agreed form executed by each Seller (the "Seller Representation Letter"); and

     (xv) An Affiliate Letter in the agreed form (the "Affiliate Letter") executed by each affiliate of the Company.

(e)  Quentin Baer shall execute and deliver to Parent the Baer Service
     Agreement;

(f) Ian Clarkson shall execute and deliver to Parent the Clarkson Service Agreement; and

(g) The Sellers will procure that the following business is transacted at meetings of the directors of the Company and each of the Company's Subsidiaries, as applicable, immediately upon the Closing:

     (i) the directors of the Company will approve the transfers of the Shares for registration and the entry of Parent in the register of members of the Company, in each case subject only to the transfers being subsequently presented duly stamped;

     (ii) the accounting reference date of the Company and each of the Subsidiaries will be changed to December 31, with effect from December 31, 1997;

     (iii) any person nominated by Parent for appointment as a director or officer of the Company will be so appointed; and

     (iv) the directors of the Company and each of its Subsidiaries will approve the appointment of Coopers & Lybrand L.L.P. as auditors for the Company and each of its Subsidiaries, subject to necessary written consent of the proposed appointees.

Section 2.3  Seller Representatives; Paying Agent.
             ------------------------------------

(a) Each Seller hereby appoints each of Quentin Baer, Ian Clarkson and Malcolm Glyn to act on behalf of such Seller as Seller Representatives within the meaning of, and in accordance with the terms and conditions of, this Agreement, the Escrow Agreement and the Registration Rights Agreement as further provided in Article IX. None of Parent, the Company or any of its Subsidiaries shall be responsible for or bear any expenses or costs of the Seller Representatives. Each Seller Representative hereby agrees to do such acts and execute such further documents, as shall be necessary to carry out the provisions of this Agreement and the Escrow Agreement with respect to the Seller Representatives.

(b) Parent and each Seller hereby appoint Macfarlanes, 10 Norwich Street, London EC4A 1BD, England as Paying Agent within the meaning of, and in accordance with the terms and conditions of, this Agreement and the Escrow Agreement. For the avoidance of doubt, the Paying Agent shall not be responsible for any withholding of Consideration Stock or cash for United States tax purposes or otherwise. Any United States tax withholding (or any other withholding required by law) may be made by Parent, and Parent is hereby authorized to make such withholding in respect of any Seller, and to make adjustments as may be necessary to any Schedule hereunder in connection with such withholding.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Sellers as follows:

Section 3.1  Organization and Qualification. Parent is a corporation duly
             ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, USA and has the requisite corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its Subsidiaries taken as a whole.

Section 3.2  Capitalization.  The authorized capital stock of Parent consists
             --------------
of: (i) 2,000,000 shares of preferred stock, $.01 par value per share, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Preferred") and of which 1,900,000 shares remain undesignated, and (ii) 120,000,000 shares of Parent Common Stock. As of October 31, 1997, (i) no shares of preferred stock of Parent were issued or outstanding or held in Parent's treasury, (ii) 50,478,879 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and (iii) 13,594,206 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option and stock purchase plans for its employees and directors. Except for options relating to shares described in clause (iii) of the preceding sentence, rights to purchase shares of Series A Preferred pursuant to the Company's Rights Plan (as described in the Reports), outstanding warrants to purchase up to 900,000 shares of Parent Common Stock at US$2.00 per share and except as set forth in the Reports or arising from this Agreement, there are no options, warrants or other rights, agreements or commitments (contingent or otherwise) obligating Parent to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for shares of its capital stock. Parent currently intends to adopt a 1997 Stock Option Plan which will provide for the issuance of options to acquire up to 450,000 shares of Parent Common Stock.

Section 3.3  Authority Relative to this Agreement.  Parent has the requisite
             ------------------------------------
corporate power and authority to enter into this Agreement and the Purchaser Ancillary Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Purchaser Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the Purchaser Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement and each of the Purchaser Ancillary Agreements have been duly and validly executed and delivered by Parent and, assuming this Agreement and each of the Purchaser Ancillary Agreements constitute valid and binding obligations of each of the other parties thereto, each of this Agreement and the Purchaser Ancillary Agreements constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its respective terms.

Section 3.4  Non-Contravention.  Assuming the accuracy and completeness of the
             -----------------
representations and warranties of the Sellers herein and in the Seller Ancillary Agreements and compliance with the filings and other requirements specified in
Section 3.7 hereof, Parent is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or any order, writ, injunction, decree, statute, rule or regulation which would be breached or violated or in respect of which a right of acceleration would be created by its executing and carrying out this Agreement and the Purchaser Ancillary Agreements, other than any such breach, violation or right which would not have, individually or in the aggregate, a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its Subsidiaries taken as a whole, or the ability of Parent to consummate the transactions contemplated by this Agreement and the Purchaser Ancillary Agreements.

Section 3.5  Reports and Financial Statements.  Parent has previously furnished
             --------------------------------
to the Sellers true and correct copies of (i) its Form 10-K for the period ended December 31, 1996, (ii) its Quarterly Report on Form 10-Q for the period ended September 30, 1997, and (iii) all other reports or registration statements filed by it with the United States Securities and Exchange Commission (the "Commission") under the Exchange Act since January 1, 1997 (collectively, the "Reports"). As of their respective dates, the Reports complied in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance. As of the date hereof, no additional filings or amendments to previously filed Reports are required pursuant to such rules and regulations except as specified in Section
3.7 hereof. Each of the audited consolidated financial statements and unaudited interim financial statements included in the Reports has been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the entity or entities to which it relates as at its date or the results of operations, stockholders' equity or cash flows of the entity or entities to which it relates for the indicated periods, subject to normal year-end adjustments and any other adjustments described therein.

Section 3.6  Validity of Parent Common Stock.  The shares of Parent Common Stock
             -------------------------------
to be issued to the Sellers will, when issued in accordance with this Agreement, be validly issued, fully paid and nonassessable. The Parent Common Stock is registered under the Exchange Act. The Consideration Stock is approved for listing on the Nasdaq National Market.

Section 3.7  Consents and Approvals of Governmental Authorities.  Assuming the
             --------------------------------------------------
accuracy of the representations and warranties of the Sellers herein and in the Seller Ancillary Agreements, except for (a) the requirements of United States state securities (or "Blue Sky") laws and non-United States securities laws, (b) the filing of appropriate documents with the Nasdaq National Market, (c) the filing of any required Form 8-K with the Commission, (d) filings contemplated by the Registration Rights Agreement, and (e) the filing of a Form D with the Commission, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.8  Absence of Certain Changes or Events.  Since September 30, 1997,
             ------------------------------------
there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of Parent and its Subsidiaries, taken as a whole.

Section 3.9  Offering Memorandum.  The information regarding Parent and its
             -------------------
Subsidiaries and the officers, directors and shareholders of Parent and its Subsidiaries included in the Offering Memorandum sent to the Sellers in connection with this Agreement and the transactions contemplated hereby (such Offering Memorandum as amended or supplemented is referred to herein as the "Offering Memorandum") did not, on the date the Offering Memorandum (or any amendment thereof or supplement thereto) was first mailed to the Sellers and at the Closing, contain any statement which, in light of the circumstances under which it was made, was or is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with the Sellers in connection with this Agreement or the transactions contemplated hereby which has become materially false or misleading. Notwithstanding the foregoing, for the avoidance of doubt Parent makes no representation or warranty with respect to any information regarding the Company, any of its Subsidiaries or any Seller which is contained in any of the foregoing documents.

Section 3.10  Disclosure.  Parent is not consciously withholding any facts which
              ----------
it has knowledge constitute a breach of the representations and warranties set forth in Articles IV and V hereof.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the disclosure schedule of the Sellers dated as of the date hereof and delivered herewith to Parent (the "Seller Disclosure Schedule") (it being agreed that any item set forth in the Seller Disclosure Schedule having relevance to more than one of the following sections of this Agreement must be recited in full or cross-referenced in each corresponding section of the Seller Disclosure Schedule in order to be deemed disclosed with respect thereto, except to the extent that it is clear on the face of any such disclosure that it relates to, and should be deemed disclosed against, any other section of this Agreement), each Seller, severally and not jointly, represents and warrants to Parent as follows:

Section 4.1  Organization and Qualification.
             ------------------------------

(a) The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing (or equivalent concepts, if any, under applicable law) under the laws of their respective jurisdictions of incorporation and have the requisite power and authority required for the ownership and operation of their properties and the carrying on of their businesses as they are now being conducted and as they are now proposed to be conducted. The Company and its Subsidiaries are duly qualified as foreign corporations to do business, and are in good standing (or equivalent concepts, if any, under applicable law), in each jurisdiction where the character of their properties owned or leased or the nature of their activities makes such qualification necessary (each of which is identified in Section 4.1(a) of the Seller Disclosure Schedule), except where the
        --------------
     failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

(b) The copies of the memorandum and articles of association (the "Memorandum and Articles of Association") of the Company delivered to Parent are true and complete copies, having attached to them copies of all resolutions and agreements referred to in Section 380(2) of the Companies Act, and the Company has complied with all the provisions of its Memorandum and Articles of Association and, in particular, has not entered into any ultra vires transaction.

(c) The register of members of the Company contains a complete and accurate record of the members of the Company and the Company has not received any notice of application or intended application for rectification.

(d) The statutory books and registers of the Company are written up to date and all such documents and other material records, deeds, agreements and documents relating to its affairs are in the possession of the Company or under its control.

(e) The Company and its officers have complied in all material respects with the provisions of the Companies Act, including the provisions as to filing of returns, particulars, resolutions and other documents with the Registrar of Companies, and all legal requirements have been complied with in all material respects in connection with the formation of the Company and with issues of its shares and other securities.

Section 4.2  Capitalization.
             --------------

(a) The authorized share capital of the Company consists of 256,250 Preferred Shares, 2,543,750 A Preference Shares, 10,061,615 B Preference Shares and 1,154,000 Ordinary Shares. As of the date hereof, the outstanding share capital of the Company consists of 256,250 Preferred Shares, 2,543,750 A Preference Shares, 10,061,615 B Preference Shares, and 1,054,839 Ordinary
     Shares.    All outstanding Shares are duly authorized, validly issued and fully paid (and the Company has not exercised or purported to exercise or claimed any lien over any of them), are owned by the Sellers in the amounts shown on Schedule 1 hereto, and are not subject to preemptive, first
              ----------
     refusal or other similar rights created by statute, the Memorandum and Articles of Association and other organizational documents of the Company or any agreement to which the Company is a party or is bound. Except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, there are no
                  --------------
     outstanding shares, loan capital or other securities or phantom or other equity interests in the Company, there are no outstanding securities convertible into or exchangeable for shares or other securities of the Company, and there are no options, warrants, calls, rights, commitments or agreements of any character (written or oral) to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any share or loan capital or other securities of the

     Company (including securities convertible into or exercisable for shares or other securities of the Company) or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Set forth on Schedule 1 is the identity of each holder of
                             ----------
     Options, which are the only outstanding options to acquire any share or loan capital or other securities of the Company. Each Option consists of an option to purchase Ordinary Shares. Set forth opposite the name of each holder of Options on Schedule 1 is the number of Ordinary Shares subject to
                          ----------
     such holder's Options, whether or not currently exercisable. All Options for which the performance objectives set forth therein have been achieved or for which no performance objectives were set ("Performance Vested Options") are set forth under the heading "Performance Vested Options" and all other Options ("Other Options") are set forth under the heading "Other Options" on Schedule 1. No Options are presently exercisable. On or six
                 ----------
     (6) months after the change in control of the Company occurring at the Closing, all of the Options will lapse without any action on the part of the Company or any holders of Options and none of such Options will be exercisable prior to their lapse. The name and address of each holder of Shares and/or Options is set forth on Schedule 3.
                                           ----------

(b)  The Company has not at any time:

     (i) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce any class of its issued share capital or purchased any of its own shares or carried out any transaction having the effect of a reduction of capital;

     (ii) made or resolved or agreed to make any issue of shares or other securities by way of capitalization of profits or reserves; or

     (iii) given any financial assistance in contravention of Section 151 of the Companies Act.

(c) All dividends due and payable or otherwise declared by the Company on or prior to the date hereof to holders of the A Preference Shares, B Preference Shares, Preferred Shares and Ordinary Shares have been paid in full, except as set forth in the next sentence. Section 4.2(c) of the
                                                      --------------
     Seller Disclosure Schedule sets forth the amount of the dividend which has accrued (in the aggregate and on a per share basis) through the close of business on the date immediately preceding the date hereof and has been declared on the outstanding A Preference Shares, B Preference Shares, Ordinary Shares and Preferred Shares. Upon payment of the Consideration Stock (and cash in lieu of fractional shares, if any) at the Closing in accordance with Section 2.2, no holder of A Preference Shares, B Preference Shares, Preferred Shares or Ordinary Shares (other than Parent as the owner of such shares following the transactions contemplated hereby) will have any right (contingent or otherwise) to receive any dividend from the Company or any claim against the Company with respect to dividends on such shares other than the right of the holders of Ordinary Shares, A Preference Shares, B Preference Shares and Preferred Shares as of the dividend record date to receive the dividends set forth on Section 4.2(c) of the Seller
                                                --------------
     Disclosure Schedule.

Section 4.3  Subsidiaries.  Except as disclosed in Section 4.3 of the Seller
             ------------                          -----------
Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, share capital, shares or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity, and the Company has never had and does not currently have any subsidiary undertakings (as defined by the Companies Act). Except as disclosed in Section 4.3 of the Seller Disclosure
                                            -----------
Schedule, all of the outstanding shares of capital stock, share capital, shares, equity securities or other ownership interests of each of the corporations, associations, partnerships, joint ventures or other entities disclosed in such Section 4.3 of the Seller Disclosure
                                    -----------
Schedule are owned beneficially and of record by the Company, one of its other Subsidiaries, or any combination of the Company and/or one or more of its other Subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other, written or oral) pursuant to which any of the corporations, associations, partnerships, joint ventures or other entities disclosed in such Section 4.3 of the Seller Disclosure Schedule is or may
                  -----------
become obligated to issue any shares of its capital stock, share capital, shares, equity securities or other ownership interests to any person other than the Company or one of the Company's Subsidiaries.

Section 4.4  Non-Contravention. Assuming the receipt of all Required Consents,
             -----------------
neither the execution, delivery or performance of this Agreement and the Seller Ancillary Agreements by the respective parties thereto, nor the consummation of the transactions contemplated hereby and thereby, does or will, with or without the giving of notice, or the lapse of time, or otherwise:

(a) conflict with, result in a breach of, or constitute a default under, the Memorandum and Articles of Association or other organizational documents of the Company or any of its Subsidiaries or in any material respects any United Kingdom, United States, foreign, state or local court or administrative order or process, or any material contract, agreement or commitment to which the Company or any of its Subsidiaries is a party, or under which the Company or any of its Subsidiaries is obligated, or by which the Company or any of its Subsidiaries or any of the rights, properties or assets of the Company or any of its Subsidiaries is subject or bound;

(b) result in the creation of any material mortgage, pledge, lien, claim, charge, encumbrance or assessment upon, or otherwise adversely affect, any of the rights, properties or assets of the Company or any of its Subsidiaries;

(c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any material contract, agreement or commitment to which the Company or any of its Subsidiaries is a party, or under which the Company or any of its Subsidiaries is obligated, or by which the Company or any of its Subsidiaries or any of the rights, properties or assets of the Company or any of its Subsidiaries is subject or bound; or

(d) accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any material contract, agreement or commitment to which the Company or any of its Subsidiaries is a party, or under which the Company or any of its Subsidiaries may be obligated, or by which the Company or any of its Subsidiaries or any of the rights, properties or assets of the Company or any of its Subsidiaries is subject or bound.

Section 4.5  Required Consents.
             -----------------

Section 4.5 of the Seller Disclosure Schedule sets forth (i) each agreement,
-----------
contract or other instrument (including, without limitation, the Memorandum and Articles of Association and the terms of any security of the Company) binding upon the Company or any of its Subsidiaries and each Permit in either case requiring a consent, notice or approval as a result of the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and (ii) each waiver, consent, authorization, approval, filing and registration required to be obtained from or made with courts or other governmental or regulatory bodies or agencies or required under applicable law by the Company, any of its Subsidiaries or any Seller as a result of the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements (each such waiver, consent, authorization, approval, filing, registration or notice, a "Required Consent"), except such waivers, consents, authorizations, approvals, filings, registrations or notices as would not, individually or in the aggregate, result in a material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby and by the Seller Ancillary Agreements, if not received or given, as the case may be, by the Closing Date.

Section 4.6  Financial Statements and Reports; Insolvency.
             --------------------------------------------

(a) The audited consolidated balance sheets of PCH Investments Limited as of June 30, 1995 and of the Company as of June 30, 1996 and June 30, 1997 and the related consolidated audited statements of profit and loss and cash flows for the fiscal years ended December 31, 1995 and June 30, 1997 and for the seven months ended June 30, 1996 (the "Company Audited Financial Statements"), previously delivered to Parent, in each case present a true and fair view of the state of affairs of PCH Investments Limited and its consolidated subsidiaries and the Company and its consolidated subsidiaries, as applicable, as of the dates thereof and their results for the periods then ended. The Company has also furnished Parent with a true and complete copy of (i) the unaudited consolidated balance sheet of the Company as of September 30, 1997 and the unaudited consolidated statements of profit and loss and cash flows of the Company for the three months ended September 30, 1997 and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 1996 and the unaudited consolidated statements of profit and loss and cash flows of the Company for the three months ended September 30, 1996 (collectively, the "Company Unaudited Financial Statements"). The consolidated balance sheets included in the Company Unaudited Financial Statements (including any related notes) present a true and fair view of the state of affairs of the Company and its consolidated subsidiaries as of their dates and the other statements included in the Company Unaudited Financial Statements (including any related notes) present a true and fair view of the results of the Company and its consolidated subsidiaries for the periods therein set forth. The Company Audited Financial Statements (i) have been prepared under the historical cost convention and in accordance with United Kingdom generally accepted accounting practice, including all applicable Statements of Standard Accounting Practice and Financial Reporting Standards;
(ii) comply with the requirements of the Companies Act and (iii) have been prepared on consistent bases and policies of accounting which have continued to be used by the Company without alteration since June 30, 1996. The Company Unaudited Financial Statements have been prepared responsibly, on a basis consistent with the Company's management accounts for prior periods, and based on reasonable assumptions.

(b)  (i)   No receiver or administrative receiver has been appointed in respect of the Company or any of its Subsidiaries, or in respect of the whole or any part of the assets or undertaking of the Company or any of its Subsidiaries;

     (ii) No administration order has been made and no petition has been presented for such an order in respect of the Company or any of its Subsidiaries;

     (iii) No meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding-up of the Company or any of its Subsidiaries;

     (iv) Neither the Company nor any of its Subsidiaries have stopped or suspended payment of their debts, become unable to pay their debts (within the meaning of section 123 of the United Kingdom Insolvency Act 1986) or otherwise become insolvent;

     (v) No unsatisfied judgment, order or award is outstanding against the Company or its Subsidiaries and no written demand under Section 123(l)(a) of the United Kingdom Insolvency Act 1986 has been made against the Company or its Subsidiaries and no distress or execution has been levied on, or other process commenced against, any asset of the Company or its Subsidiaries;

     (vi) No voluntary arrangement has been proposed under Section 1 of the United Kingdom Insolvency Act 1986 in respect of the Company or its Subsidiaries; and

     (vii) To the knowledge of the Sellers, no circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type aforementioned in paragraphs (i) to (vi) above.

Section 4.7  Title to Properties and Assets.  On June 30, 1997 the Company and
             ------------------------------
its Subsidiaries had, and now have, good title to all of the properties and assets, tangible or intangible, owned by them, whether or not reflected in the Balance Sheet or subsequently acquired by them, subject to no mortgages, pledges, liens (except for liens for taxes and governmental charges not yet due), encumbrances or other charges or third party rights of any kind except for those mortgages, pledges, liens, encumbrances or charges (i) disclosed in
Section 4.7 of the Seller Disclosure Schedule or (ii) which arise in the
-----------
ordinary course of business and do not individually or in the aggregate have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and which do not materially detract from the value of, or impair the use of, such properties and assets. Except as aforesaid, the assets and properties owned by the Company and its Subsidiaries at the Closing shall be free and clear of mortgages, pledges, liens, encumbrances or charges of any kind. There is no asset used by the Company or any of its Subsidiaries in, or necessary for, the conduct of its business as presently operated which is not either owned by it or licensed or leased to it under a license or lease listed in Section 4.12 of the
                                                            ------------
Seller Disclosure Schedule. All of the fixtures, machinery, equipment, tools and other personal property owned, leased or licensed by the Company or its Subsidiaries are sufficient to carry on the business of the Company and its Subsidiaries as presently conducted. Neither the Company nor any of its Subsidiaries has been party to any transaction which may be voidable as a transaction at an undervalue or which may constitute a voidable preference within the meanings of Sections 238 and 243 and 339 and 342 of the United Kingdom Insolvency Act 1986.

Section 4.8  Absence of Certain Changes or Events.  Since the Balance Sheet
             ------------------------------------
Date, except as disclosed in Section 4.8 of the Seller Disclosure Schedule,
                             -----------
there has not been:

(a) any material adverse change in the business, assets, condition (financial or otherwise) or result of operations of the Company and its Subsidiaries taken as a whole;

(b) any change in any method of accounting or accounting practices of the Company or any of its Subsidiaries;

(c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of the Company, or any repurchase, redemption, retirement or other acquisition by the Company of any outstanding shares of other securities of, or other equity or ownership interests in, the Company;

(d) any change in the Memorandum and Articles of Association or other organizational documents of the Company or any of its Subsidiaries or any amendment of any term of any outstanding security of the Company or any of its Subsidiaries;

(e) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money, other than in the ordinary course of business and in an aggregate amount for the Company and all of its Subsidiaries not exceeding (Pounds)75,000;

(f) any creation or assumption by the Company or any of its Subsidiaries of any lien on any asset other than in the ordinary course of business and in an amount not exceeding (Pounds)25,000 individually and (Pounds)75,000 in the aggregate;

(g) other than to the extent that it is an a-group between the Company and/or any of its Subsidiaries, any making of any loan, advance or capital contributions to, or investment in, any person or entity by the Company or any of its Subsidiaries other than loans for season tickets and advances of salary which in the aggregate do not exceed (Pounds)15,000;

(h) except as set forth in the Company Unaudited Financial Statements as of September 30, 1997, (A) any sale, lease, pledge, transfer or other disposition of any capital asset by the Company or any of its Subsidiaries or (B) any capital expenditures, or commitment to make any capital expenditures, for additions to plant, property or equipment by the Company and its Subsidiaries, except, in the case of either clause (A) or (B), in the ordinary course of business and in an aggregate amount not exceeding (Pounds)75,000;

(i) any (A) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries or (B) change in the hiring, firing, payroll, benefits or compensation policies or practices of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices;

(j) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or its Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or its Subsidiaries;

(k) except as set forth in the Company Unaudited Financial Statements as of September 30, 1997, any notes or accounts receivable or portions thereof written off by the Company or any of its Subsidiaries as uncollectible or any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount for the Company and its Subsidiaries exceeding (Pounds)25,000;

(l) other than the Options, any issuance or sale of any shares, bonds or other securities of which the Company or any of its Subsidiaries are the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of the Company or any of its Subsidiaries;

(m) any discharge or satisfaction of any lien or encumbrance or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

(n) any sale, assignment or transfer of any Intellectual Property or other similar assets, including licenses therefor;

(o) any payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which the Company or its Subsidiaries or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act) of any such person, has any direct or indirect ownership interest; or

(p) any legally binding agreement, undertaking or commitment to do any of the foregoing.

Section 4.9  Disclosure of Liabilities.  Except for liabilities which have been
             -------------------------
incurred in the ordinary and regular course of business, none of which individually or in the aggregate has resulted in or is likely to result in a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and except for liabilities incurred by the Company or its Subsidiaries in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, since June 30, 1997 the Company and its Subsidiaries have not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise) which would be required under the historical cost convention and in accordance with United Kingdom generally accepted accounting practice, including all applicable Statements of Standard Accounting Practice and Financial Reporting Standards, to be reflected in a consolidated balance sheet if the Company were to prepare one as of the date hereof. The Company and its Subsidiaries have not received notice to repay under any agreement relating to borrowing or indebtedness in the nature of borrowing on its part which is repayable on demand.

Section 4.10  Accounts, Notes and Receivables.  All of the accounts, notes and
              -------------------------------
other receivables which are reflected in the Balance Sheet were acquired in the ordinary and regular course of business; and, except to the extent reserved against in the Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are good and collectible, in the ordinary and regular course of business; and all of the accounts, notes and other receivables which have been acquired by the Company or its Subsidiaries since June 30, 1997 were acquired in the ordinary and regular course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of the Company, in the ordinary and regular course of business. No accounts, notes or other receivables are contingent upon the performance by the Company or any of its Subsidiaries of any obligation or contract. No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

Section 4.11  Litigation.  There is no action, suit, claim, investigation or
              ----------
proceeding (or any basis therefor) pending against or, so far as the Sellers are aware, threatened by or against the Company, any of its Subsidiaries or their respective properties and assets (including against any party which the Company or any of its Subsidiaries is liable to indemnify) or relating to the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

Section 4.12  Agreements.
              ----------

(a)  Section 4.12 of the Seller Disclosure Schedule sets forth a list of each
     ------------
     agreement, contract or commitment of the following types (written or oral) under which the Company or any of its Subsidiaries are obligated (other than to the extent that any such agreement, contract or commitment is intra-group between the Company and/or any of its Subsidiaries):

     (i)    any agreements or obligations of guarantee or indemnification;

     (ii) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to compete with any person or entity in any geographic area or engage in any line of business;

     (iii) any lease to which the Company or any of its Subsidiaries is a party as lessor or lessee which involves or requires payments of (Pounds)25,000 or more in any twelve month period;

     (iv)   any joint venture contract or similar arrangement;

     (v) except for trade indebtedness incurred in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any of its Subsidiaries or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or other debt obligation or instrument which individually is in the amount of (Pounds)25,000 or more;

     (vi) any distributor, dealer, franchise, manufacturer's representative, sales agency or other similar contract or commitment;

     (vii) any license agreement, either as licensor or licensee, or any other similar contract or commitment, except for licenses of off-the-shelf, non-custom software (the terms of which the Company and its Subsidiaries are in material compliance with);

     (viii) any contract or agreement for the future purchase by the Company or any of its Subsidiaries of any materials, equipment, services or supplies, or for the acquisition, construction or sale of fixed assets, except for contracts or agreements made in the ordinary course of business and in an amount not exceeding (Pounds)25,000 individually and (Pounds)75,000 in the aggregate;

     (ix) any agreement or arrangement for the assignment, sale or other transfer by the Company or any of its Subsidiaries of any contract or lease (or right to payment thereunder);

     (x) any material agreement pertaining to the Company's or any of its Subsidiaries maintenance or support of their products, services or supplies;

     (xi) any agreement or arrangement for the sale of any of the material assets, properties or rights of the Company or any of its Subsidiaries or for the grant of any preferential rights to purchase any of its material assets, properties or rights or which requires the consent of any third party to the transfer and assignment of any of its material assets, properties or rights;

     (xii) any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, not made in the ordinary course of business that is material to the Company and its Subsidiaries taken as a whole.

(b) Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has amended, modified or terminated the terms of the contracts or agreements referred to in Section 4.12(a) hereof unless such amendment, modification or termination was in the ordinary course of business and was not material.

Section 4.13  Licenses and Permits.
              --------------------

(a)  Section 4.13(a) of the Seller Disclosure Schedule correctly describes each
     ---------------
     material license, franchise, permit or other similar governmental authorization affecting, or relating in any way to, the business of the Company or any of its Subsidiaries, together with the name of the government agency or entity issuing such license or permit (the "Permits"). Such Permits are valid and in full force and effect, neither the Company nor any of its Subsidiaries is in breach of any of the terms or conditions of such Permits, and such Permits will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Upon consummation of the transactions contemplated hereby, the Company and its Subsidiaries will retain all of the right, title and interest in all the Permits.

(b) The Company and its Subsidiaries do not use on their stationery or vehicles or otherwise carry on business under any name other than their corporate names; neither the Company nor any of its Subsidiaries has any branch or any agency outside of its jurisdiction of incorporation; and the Company and its Subsidiaries have complied in all material respects with all legal requirements applicable to their businesses, whether in the United Kingdom or in any other country. The Company and its Subsidiaries do not carry on or purport to carry on in the United Kingdom any investment business within the meaning of the United Kingdom Financial Services Act 1986.

Section 4.14  Intellectual Property.
              ---------------------

(a)  Section 4.14 of the Seller Disclosure Schedule sets forth a list and brief
     ------------
     description of all trademarks, service marks, trade names, copyrights and patents (and any applications for the registration thereof) owned or licensed or used or held for use by the Company or any of its Subsidiaries, specifying as to each, as applicable: (i) the nature of such right; (ii) the owner of such right; and (iii) the jurisdictions (if any) by or in which such right has been registered or in which an application for such registration has been filed, including the respective registration or application numbers. The Company or its Subsidiaries have sufficient title and ownership of, or possess adequate licenses or other enforceable rights to use, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright registrations, registered designs, computer software, practices, methodologies, techniques, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary to the conduct of their business as conducted, free and clear of all liens and encumbrances of any nature, without any conflict with or infringement of the rights of any other person, firm, corporation or entity, and no claim is pending or threatened to the effect that the operations of the Company or any of its Subsidiaries infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. None of the Intellectual Property has lapsed or expired. None of the operations carried on by the Company or its Subsidiaries infringe any right of another person in respect of any intellectual property rights. No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or its Subsidiaries. To the knowledge of the Sellers, all Intellectual Property which has not been patented or distributed or provided to a third party under an agreement containing confidentiality and nondisclosure obligations on the recipient has been kept confidential.

(b) The Company and its Subsidiaries have not during the five years preceding the date of this Agreement been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to the business of the Company or any of its Subsidiaries that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any Intellectual Property. The Sellers have no knowledge of any other claim of infringement by or against the Company or any of its Subsidiaries, and no knowledge of any continuing unauthorized use, misappropriation, or infringement by any party of any Intellectual Property, franchise right or other proprietary right. No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or its Subsidiaries or restricting the licensing thereof by the Company or its Subsidiaries to any other party. Neither the Company nor any of its Subsidiaries have entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Property.


(c) None of the present or former employees, officers or directors of the Company or any of its Subsidiaries own directly or indirectly, in whole or in part, any Intellectual Property or application therefor set forth in
     Section 4.14 of the Seller Disclosure Schedule.
     ------------

(d) The Company and its Subsidiaries have complied with all requirements of the United Kingdom Data Protection Act 1984 and, in particular, the Company and its Subsidiaries have registered as a data user under that Act for all purposes for which registration is required by the businesses as carried on by the Company and its Subsidiaries and has complied with the data protection principles. The Company and its Subsidiaries have not received any notice, letter or complaint alleging a breach by it of the provisions of the United Kingdom Data Protection Act 1984 and, so far as the Sellers are aware, no circumstances exist which may give rise to such a notice, letter or complaint.

Section 4.15  Employees.
              ---------

(a)  Section 4.15(a) of the Seller Disclosure Schedule sets forth a list of (a)
     ---------------
     the names, titles, annual salaries and all other compensation of all salaried employees of the Company and its Subsidiaries and (b) the wage rates for non-salaried employees of the Company and its Subsidiaries (by classification). No employee of the Company or any of its Subsidiaries has indicated to the Company or any of its Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

(b) Each current and former director, officer, employee and consultant of the Company or any of its Subsidiaries having access to confidential or proprietary information of the Company or any of its Subsidiaries has executed and delivered to the Company or the applicable Subsidiary an agreement regarding the protection of such confidential or proprietary information and the assignment of inventions to the Company or the applicable Subsidiary, the terms of which are included in the standard terms and conditions of employment. The Company and its Subsidiaries are not and never have been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions.

(c) The Company and its Subsidiaries (i) have never been and are not now subject to a union organizing effort, (ii) are not subject to any collective bargaining agreement with respect to any of their respective employees, (iii) are not subject to any other contract or arrangement, written or oral, with any trade or labor union, employees' association or similar organization and (iv) have no material current labor dispute. The Company and its Subsidiaries have good labor relations; and the Sellers have no knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations.

(d) Hours worked by and payments made to employees of the Company and its Subsidiaries have not been in material violation of any applicable United Kingdom or other foreign, state or local laws dealing with such matters.

(e) All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance in respect of (i) years and periods (and portions thereof) ended on or prior to

     September 30, 1997 were or will be paid prior to the Closing Date or accrued as a liability on the balance sheet included in the Company's Unaudited Financial Statements as of September 30, 1997 and (ii) periods (or portions thereof) from and after September 30, 1997 are not outside of the ordinary course of business, are consistent with prior periods and are not materially overdue. Neither the Company nor any of its Subsidiaries has entered into any agreement imposing an obligation on the Company or any of its Subsidiaries to increase the rates of remuneration of, or to make any bonus or incentive payments of any benefits in kind or any payments under a profit sharing scheme to or on behalf of any of their employees at any future date except as disclosed pursuant to Section 4.15(a) above. Each Benefit Arrangement has been maintained in material compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to any such Benefit Arrangement, and in material compliance with all of the terms and conditions of each such Benefit Agreement. All contributions and payments accrued under each Benefit Arrangement, determined in accordance with prior funding and accrual practices, in respect of (i) years and periods (and portions thereof) ended on or prior to September 30, 1997 were or will be paid prior to the Closing Date or accrued as a liability on the balance sheet included in the Company's Unaudited Financial Statements as of September 30, 1997 and (ii) periods (or portions thereof) from and after September 30, 1997 are not outside of the ordinary course of business, are consistent with prior periods and are not materially overdue. Except as disclosed in
     Section 4.15(e) of the Seller Disclosure Schedule, there has been no
     ---------------
     amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Arrangement that would increase materially the expense of maintaining such Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 1997.

(f) All severance and vacation payments which are or were due under the terms of any agreement, oral or written, in respect of (i) years and periods (and portions thereof) ended on or prior to September 30, 1997 , were or will be paid prior to the Closing Date or accrued as a liability on the balance sheet included in the Company's Unaudited Financial Statements as of September 30, 1997 and (ii) periods (or portions thereof) from and after September 30, 1997 are not outside of the ordinary course of business, are consistent with prior periods and are not materially overdue.

(g) The Company and its Subsidiaries have in relation to each of their respective employees (and so far as relevant to each of their former employees):

     (i) complied in all material respects with all obligations imposed on it by the United Kingdom Employment Protection (Consolidation) Act 1978, the United Kingdom Employment Acts of 1980, 1982, 1988, 1989 and 1990, the United Kingdom Trade Union Reform and Employment Rights Act 1993 and the United Kingdom Employment Rights Act 1996 or any other statute, regulation or code of conduct (whether of the United Kingdom or elsewhere) relevant to relations between it and the employees of any recognized trade union;

     (ii) complied in all material respects with all relevant orders and awards affecting the employees made under the United Kingdom Wages Act 1986, the United Kingdom Employment Protection (Consolidation) Act 1978, the Employment Acts of 1980, 1982, 1988, 1989 and 1990 and the United Kingdom Employment Rights Act 1996 or any other applicable statute, regulation or code of conduct (whether of the United Kingdom or elsewhere);

     (iii) in all material respects maintained adequate and suitable records of the service of the employees;

     (iv) paid all income tax under the P.A.Y.E. system, all payments due in respect of national insurance contributions (including the employer's contributions) and all other applicable taxes and payments relating to employment or wages, after making the required deductions from salaries, wages and bonuses paid by the Company and its Subsidiaries; and

     (v) maintained proper records of the payments and deductions mentioned in paragraph (iv) above.

(h) The Company and its Subsidiaries have no liability to pay compensation for loss of office or employment to any present or former officer or employee or any payment under the provisions of the United Kingdom Employment Rights Act 1996.

(i) Copies of the standard terms and conditions of all employees have been provided to Parent and, except as set forth in Section 4.15(i) of the
                                                    ---------------
     Seller Disclosure Schedule, no employee of the Company or any of its Subsidiaries is employed on any terms that are different from those disclosed.

(j) Except for the scheme pursuant to which the Options have been granted, there is not in existence any share incentive scheme, share option scheme or profit sharing scheme for all or any of the Company's or any of its Subsidiaries, directors or employees, or any training scheme or arrangement in respect of which a levy may become payable by the Company or any of its Subsidiaries under the United Kingdom Industrial Training Act 1982 and no proposals for any such scheme or arrangement are under consideration by the Company or any of its Subsidiaries.

Section 4.16  Enforceability of Contracts, etc.
              ---------------------------------

Neither the Company, nor, to the knowledge of the Sellers, any other person, firm, corporation or entity, is in breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which the Company or any of its Subsidiaries is a party, and no event or action has occurred or, to the knowledge of the Sellers, is pending or threatened, which, with or without the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by the Company or any of its Subsidiaries or, to the knowledge of the Sellers, any other person, firm, corporation or entity, under any material contract, agreement, arrangement, commitment or plan to which the Company or any of its Subsidiaries is a party. The Company and its Subsidiaries are not in breach or violation of, or default under, their Memorandum and Articles of Association or other organizational documents, and no event or action has occurred or, to the knowledge of the Sellers, is pending or threatened, which, with or without the giving of notice, or the lapse of time, or otherwise, would constitute a breach or violation of or a default by the Company or any of its Subsidiaries under their Memorandum and Articles of Association or other organizational documents.

Section 4.17  Taxes.
              -----

(a) The term "taxes" as used herein means all forms of tax, duty, rate, levy or other imposition whenever and by whatever authority competent to impose any tax liability imposed and whether of the United Kingdom, United States or elsewhere, including, without limitation, taxes on net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, capital gains, inheritance, corporation, advance corporation, value added, PAYE, stamp duty reserve, national insurance, social security, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, stamp duties, capital duties or other taxes, fees, assessments or other charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "tax" means any one of the foregoing taxes. The term "returns" as used herein means all returns, declarations, reports, statements, notices and other documents required to be filed in respect of taxes, and "return" means any one of the foregoing returns.

(b) The Company and each of its Subsidiaries have timely filed all returns required to be filed and have paid all taxes owed (whether or not shown as due on such returns), including, without limitation, all taxes which the Company or any of its Subsidiaries is obligated to withhold for amounts owing to employees, creditors and third parties. All returns have been filed completely and correctly and have been made on the proper basis. All taxes with respect to which the Company or any of its Subsidiaries have become obligated pursuant to elections made by them in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns. No waivers of statutes of limitation with respect to any of the returns have been given by or requested from the Company or any of its Subsidiaries. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability on the Balance Sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Balance Sheet. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries. All elections with respect to taxes affecting the Company or any of its Subsidiaries, as of the date hereof, are set forth in the Company Audited Financial Statements. The Company and its Subsidiaries are not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exception in Sections 280G(b)(4) and 280G(b)(5) of the Code). The Company and its Subsidiaries are not a party to any tax allocation or sharing agreement. The Company and its Subsidiaries do not have any liability for taxes of any person or entity (other than the Company or its Subsidiaries) under United Kingdom, United States or other state, local or foreign laws, as a transferee or successor, by contact, or otherwise.

(c) The Company and its Subsidiaries are not, and have not at any time since the Balance Sheet Date been, liable to pay interest on any unpaid taxation or to pay any penalty, fine or surcharge whether charged by the provisions of the Taxes Management Act 1970 or otherwise.

(d) The Company and its Subsidiaries have not made or agreed to make any payment of any income nature to, or provided or agreed to provide any benefit for, any person who is or has been an officer or employee of the Company or of its Subsidiaries or a dependent of any such person which is not allowable as a deduction in calculating the profits of the Company for taxation purposes, except expenditures on entertaining customers, clients and suppliers.

(e) All payments by the Company or any of its Subsidiaries to any person (other than employees) which ought to have been made under deduction of tax have been so made, and the Company and its Subsidiaries have (where required by law to do so) accounted to the Inland Revenue for the tax deducted.

(f) The Company and its Subsidiaries have not since April 5, 1965 made any repayment of share capital to which Section 210(l) of the Taxes Act applies.

(g) The Company and its Subsidiaries have not since July 1, 1995 surrendered or claimed any amount by way of group relief under the provisions of Section 402 of the Taxes Act or any advance corporation tax under the provisions of
     Section 240 of that Act.

(h) Neither the Company nor any of its Subsidiaries has ceased and will not as a result of the execution and delivery of this Agreement or consummation of the transactions contemplated hereby cease to be a member of a group of companies for the purposes of Sections 178 or 179 of the TCGA.

(i) No transaction described in Section 765(l) of the Taxes Act has been carried out or proposed by or in relation to the Company or any of its Subsidiaries.

(j) Neither the Company nor any of its Subsidiaries has claimed any first year allowances in respect of machinery or plant leased by the Company or any of its Subsidiaries in circumstances which may give rise to liability under
     Section 47 of the CAA.

(k) Neither the Company nor any of its Subsidiaries has effected or entered into any act, transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Sections 34, 35, 36 and 37 of the Taxes Act.

(l) Neither the Company nor any of its Subsidiaries has been a party to or involved in any transaction within Section 29 of the TCGA or any scheme or arrangement within Sections 30 to 34 (inclusive) of the TCGA.

(m) The book value of each of the capital assets of the Company and each of its consolidated Subsidiaries in or adopted for the purpose of the Company Audited Financial Statements does not exceed the amount deductible under
     Section 38 of the TCGA.

(n) The Company and its Subsidiaries do not own any shares or securities acquired as a "new holding" (within the meaning in Section 126 of the TCGA) on a reorganization or conversion or scheme of reconstruction or amalgamation to which Sections 126 to 138 of the TCGA apply.

(o)  (i)   Neither the Company nor any of its Subsidiaries is entitled to any capital loss to which the provisions of Section 18(3) of the TCGA are applicable;

     (ii) No chargeable gain will accrue to the Company or any of its Subsidiaries on the disposal of any debt owed to them; and

     (iii) No disposals have been made which are linked transactions for the purposes of Section 19 of the TCGA.

(p) Neither the Company nor any of its Subsidiaries has disposed of the share capital of any company in circumstances which permit the assessment by the Inland Revenue of the Company to corporation tax in accordance with Section 767A of the Taxes Act.

(q) No loan or advance made by or debt incurred to or assigned to the Company or any of its Subsidiaries falling within the provisions of Section 419 of the Taxes Act (as extended by Section 422 thereof) is outstanding or has been waived since the Balance Sheet Date.

(r)  For the purposes of value added tax:

     (i) The Company and its U.K. Subsidiaries are registered and taxable persons, have complied with all the requirements of the VAT Act and all applicable regulations, have fully maintained complete, correct and up-to-date records, invoices and other necessary documents;

     (ii) All value added tax for which the Company and its Subsidiaries were liable to account on or before the date of this Agreement to H.M. Commissioners of Customs and Excise have been paid to them;

     (iii) The Company and its Subsidiaries have never been registered as members of a group of companies for value added tax purposes;

     (iv) The Company and its Subsidiaries are not liable and will not (in respect of anything done before the Closing) be liable:

            -  to a penalty under Sections 63, 67, 68 and 69 of the VAT Act;

            -  to interest under Section 74 of the VAT Act; or

            -  to a surcharge under Section 59 VAT Act;

     (v) Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors is or will (in respect of anything done before the Closing) be liable to a penalty under Sections 60 or 61 of the VAT Act;

     (vi) The Company and its Subsidiaries are not and were not partially exempt in its current or preceding value added tax year;

     (vii) The Company and its Subsidiaries are not bound and have not agreed to become bound by any lease, tenancy or license under which they are or could become liable to pay an amount in respect of value added tax chargeable as a result of the making of an election to waive exemption under Schedule 10 to the VAT Act and the Company and its Subsidiaries have not exercised the right to opt to tax rent receivable from any property;

     (viii) No capital goods have been purchased in respect of which a future adjustment of the input value added tax may be required (Part XV of the Value Added Tax Regulations 1995);

     (ix) So far as the Sellers are aware, there are no errors in returns already submitted which have not been voluntarily disclosed to HM Commissioners of Customs and Excise at a time when the Company and its Subsidiaries had no reason to believe that inquiries were being made into their affairs (Section 63 of the VAT Act); and

     (x) The Company and its Subsidiaries are not required to be registered for value added tax in another member state of the EC apart from their country of incorporation.

(s) All documents in the possession or under the control of the Company and its Subsidiaries and which attract stamp duty (or its equivalent) in the United Kingdom, France, Belgium, The Netherlands and Germany have been properly stamped.

(t) The Company and its Subsidiaries have not within the past twelve months suffered any investigation audit or visit by the Inland Revenue, Customs and Excise, Department of Health & Social Security, or any other taxation or excise authority, and the Sellers have no knowledge of any such investigation audit or visit planned for the next twelve months.

(u)  (i)   The Company and its Subsidiaries have not at any time after April 6,
           1965 repaid, redeemed or purchased any shares or granted an option under which it may become liable to purchase any shares of any class of its issued share capital; and

     (ii) No securities issued by the Company or any of its Subsidiaries were issued in such circumstances that any interest or other distribution out of assets in respect thereof fails to be treated as a distribution under Section 209(2)(d) or (e) of the Taxes Act.

(v)  (i)   No event has occurred since the Balance Sheet Date otherwise than in the ordinary course of business by reason of which any balancing charge may fall to be made against or any disposal value may fall to be brought into account by the Company or any of its Subsidiaries under the CAA;

     (ii) Save as provided for in the Balance Sheet, the values attributed to the consolidated assets of the Company as at the Balance Sheet Date are such that no balancing charge will be made on the Company on any disposal of any asset for a consideration equal to such value;

     (iii) There has been no disallowance and there is no potential disallowance of first year allowances on the purchase of any plant or machinery under Section 75 and 76 of the CAA; and

     (iv) No capital goods (as defined for the purposes of the value added tax capital goods scheme) have been purchased in respect of which future adjustments to capital allowances will be required.

(w) No tax on another member of a group is recoverable from the Company or any of its Subsidiaries under Section 190 TCGA.

(x) There has been no major change in the nature or conduct of the trade of the Company or its Subsidiaries within the period of three (3) years ending on the Closing Date for the purposes of Section 245, Section 245A or Section 245B of the Taxes Act.

(y)  (i)   The Company is and has throughout the past six years been resident in the United Kingdom for corporation tax purposes and has not been a dual resident company within the meaning of Section 404(4) of the Taxes Act nor has the Company been involved in any transaction to which Section 404 of the Taxes Act or any other provision (including any exclusion from a provision) relating to dual resident investing companies as there defined could apply;

     (ii) The Company and its Subsidiaries have not in the past six years had any interest in a controlled foreign company as defined in Section 747 of the Taxes Act nor any material interest in an offshore fund as defined in Section 759 of the Taxes Act; and

     (iii) The Company and its Subsidiaries have not made any election to treat a dividend as a foreign income dividend for the purposes of Section 246A of the Taxes Act.

(z) No transactions or arrangements involving the Company or any of its Subsidiaries have taken place or are in existence which are such that any of the provisions of Section 770 to Section 773 of the Taxes Act have been or could be applied to them or that a direction has been or could be made under paragraph I of Schedule 6 to the VAT Act.

(aa) Neither the execution and delivery of this Agreement and the Company Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will render the Company or any of its Subsidiaries liable to any, or any additional, taxation.

(bb) (i) The Company and its Subsidiaries are not liable to be assessed inheritance tax by virtue of Section 202 of the United Kingdom Inheritance Tax Act 1984; and

     (ii) There is no potential liability or any unsatisfied liability to inheritance tax attached or attributable to the Shares or to any assets of the Company or its Subsidiaries such that they are or may hereafter become subject to an Inland Revenue charge as mentioned in Sections 237 and 238 of the United Kingdom Inheritance Tax Act 1984.

(cc) The Company and its Subsidiaries have not made any purchase of their own shares such as is mentioned in Section 219 of the Taxes Act or otherwise in respect of which no Inland Revenue clearance has been obtained.

(dd) Advance clearance has been obtained from the Inland Revenue, and the terms of all clearances complied with, for all transactions within the six year period ending on the Closing Date falling within the following provisions to which the Company or any of its Subsidiaries have been a party:

     (i)   Company reconstructions and amalgamations (Section 138 of the TCGA);

     (ii)  Transfer of business to another company (Section 139 of the TCGA);

     (iii) Demergers (Section 215 of the Taxes Act);

     (iv)  Purchase of own shares (Section 225 of the Taxes Act); and

     (v)   Transactions insecurities (Section 707 of the Taxes Act).

Section 4.18  Insurance.  Section 4.18 of the Seller Disclosure Schedule sets
              ---------   ------------
forth a list and summary of all insurance policies and performance bonds covering the assets, business, operations and employees of the Company and its Subsidiaries, all of which, so far as the Sellers are aware, are in full force and effect. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of all such policies and bonds.

Section 4.19  Books and Records.
              -----------------

The books, records and accounts of the Company and each of its Subsidiaries (i) are true and complete in all material respects and have been maintained in accordance with good business practices on a basis consistent with prior years,
(ii) are stated in reasonable detail and accurately in all material respects and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (iii) accurately in all material respects and fairly reflect the basis for the Company Audited Financial Statements and the Company Unaudited Financial Statements and (iv) have been properly maintained and contain accurate records in all material respects of all matters required to be entered in them by the Companies Act.

Section 4.20  Compliance with Governmental Regulations.  The Company and its
              ----------------------------------------
Subsidiaries are not, and have not been, in violation in any material respect of any United Kingdom, United States, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order relating to the operation, conduct or ownership of the property, business or affairs of the Company or any of its Subsidiaries.

Section 4.21  Environmental Compliance.  No Pollution of the Environment in
              ------------------------
violation of any law relating to protection of the Environment (whether in the United Kingdom, the United States or elsewhere) or at levels in excess of that permitted under any such law has occurred at, under or from any of the properties owned or occupied by the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied and continue to comply in all material respects with all laws relating to protection of the Environment (whether in the United Kingdom, the United States or elsewhere) and have filed all notifications required to enable them lawfully and properly to operate their business at and from their properties. In this Section 4.21, "Pollution of the Environment" and "Environment" have the meanings given to them by the United Kingdom Environmental Protection Act 1990.

Section 4.22  Fire, Flood, Accident, Etc.  Since the Balance Sheet Date, neither
              ---------------------------
the Company nor its Subsidiaries has sustained any loss on account of fire, flood, accident or other calamity of such character as to interfere with the continued operation of its business, regardless of whether or not such loss shall have been insured against.

Section 4.23  Real Estate.
              -----------

(a)  Section 4.23 of the Seller Disclosure Schedule contains a schedule setting
     ------------
     forth and describing all real estate which is owned or leased by the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries have any other right, title or interest. With respect to real estate owned by the Company or any of its Subsidiaries, the Company or its Subsidiaries have good title to the property free of all charges, encumbrances and other third party rights, are in undisputed possession and occupation of the property and have in their possession or under their control all relevant deeds and documents. Where the title to the property owned by the Company or its Subsidiaries requires registration at H.M. Land Registry, it had been duly so registered as title absolute and the Company or its Subsidiaries are the registered proprietor of the property. True and complete copies of each lease have been provided to Parent and such leases constitute the entire understanding relating to the Company's or its Subsidiaries' use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. The Company and its Subsidiaries are in compliance in all material respects with all obligations under any lease and have received no notice of any breach, and the Sellers do not have knowledge of any state of facts which with or without the giving of notice or the passage of time, or both, would constitute a default by the Company, any of its Subsidiaries or any other party thereunder.

(b) To the knowledge of the Sellers, the buildings and any improvements to the buildings located on the real estate described in Section 4.23 of the
                                                       ------------
     Seller Disclosure Schedule and the use of the real estate are not the subject of any official complaint or notice of violation of any applicable zoning ordinance, planning legislation and/or building code and there is no building use or occupancy restriction or condemnation proceeding pending or threatened against the Company or any of its Subsidiaries.

Section 4.24  Bank Accounts.  Section 4.24 of the Seller Disclosure Schedule
              -------------   ------------
sets forth and describes all bank accounts owned or maintained by the Company or any of its Subsidiaries and all authorized signatories with respect thereto. Neither the Company nor any of its Subsidiaries maintains any safety deposit boxes.

Section 4.25  Pensions; Employee Plans.
              -------------------------

(a)  As used herein,

     (i) "Disclosed Scheme" means the retirement benefits scheme known as The Peter Chadwick Limited Pension Scheme which is currently governed by a Definitive Trust Deed dated September 25, 1995;

     (ii) "Approved" means approved by the Board of Inland Revenue as an exempt approved scheme (within the meaning of Section 592 of the Taxes Act) and "Approval" has the corresponding meaning;

     (iii) "relevant benefit" means any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or in anticipation of retirement, or, in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question; and

     (iv)  "trustees" means the trustees of the Disclosed Scheme.

(b) Except pursuant to the Disclosed Scheme, no agreement or arrangement currently exists for the provision by the Company or any of its Subsidiaries of or towards any relevant benefit for or in respect of any officer or employee or former officer or employee (or for any spouse, child or dependent of any such person) of the Company or of any predecessor in business of the Company or any Subsidiary of the Company;

(c)  The following documents are included in Section 4.25 of the Seller
                                             ------------
     Disclosure Schedule or have otherwise been provided to Parent:

     (i) true and complete copies of the trust deeds, rules and other documents containing the provisions currently governing the Disclosed Scheme (including all notices, announcements and explanatory literature of current effect);

     (ii) the names and addresses of the current trustees and administrators of the Disclosed Scheme;

     (iii) a complete copy of the latest audited accounts of the Disclosed Scheme (including the auditor's report);

     (iv) a list reflecting the position at June 30, 1997 of the Disclosed Scheme's active members;

     (v) a statement of the basis on which the Company and the members of the Disclosed Scheme contribute to the Disclosed Scheme (including a statement of entitlements to the incentive payments pursuant to
            Section 7 of the United Kingdom Social Security Act 1986) and make payments in respect of the expenses of administration and management of the Disclosed Scheme;

     (vi) full particulars of the assets of the Disclosed Scheme of any investment in which more than 5% of the total value of the net assets of the Disclosed Scheme is invested and of any requirements relating to the Disclosed Scheme's investments imposed by the Inland Revenue (other than requirements relating to Approved retirement benefit schemes generally);

     (vii) a complete copy of each agreement with any person providing services of any nature in connection with the Disclosed Scheme, including (but without limitation) investment management or advisory services, administration and data processing services; and

     (viii) a complete copy of the contracting-out certificate in force in relation to the Disclosed Scheme.

(d) No proposal or assurance (oral or written) has been announced or given to any person regarding the continuance, introduction, increase or improvement of any relevant benefit in connection with the Disclosed Scheme except for increases which are payable as of right under the terms of the documents which govern the Disclosed Scheme or at law.

(e) The documents referred to in Section 4.25(c)(i) contain full particulars of all the benefits provided by and the terms of the Disclosed Scheme.

(f) So far as the Sellers are aware, every person who is entitled to membership of the Disclosed Scheme has been invited to join the Disclosed Scheme as of the date on which he became entitled.

(g) So far as the Sellers are aware, no power has been exercised under the Disclosed Scheme to admit to membership any person not automatically eligible, or to grant or augment benefits or provide additional benefits not otherwise provided under the Disclosed Scheme.

(h)  No employer other than the Company participates in the Disclosed Scheme.

(i) The Company has duly complied with its obligations under the Disclosed Scheme; all amounts due to be paid (including actuarial, trusteeship, consultancy, legal, audit and administrative expenses) in respect of the Disclosed Scheme (whether payable by the Sellers, the Company, Subsidiaries of the Company, the members or the trustees) have been paid.

(j) The books of account, trustees' minutes and other records of the Disclosed Scheme have been properly and accurately maintained and, so far as the Sellers are aware, all such books, minutes and records and originals of the documents which govern the Disclosed Scheme are in the possession of the trustees.

(k) The Disclosed Scheme is Approved and the employments of the active members of the Disclosed Schemes are contracted out of the State Earnings Relating Pension Scheme (within the meaning of the United Kingdom Pension Schemes Act 1993); all state scheme premiums (within the meaning of that Act) due in respect of any member or former member of the Disclosed Scheme have been paid in accordance with the statutory requirements; so far as the Sellers are aware, nothing has been done or omitted to be done which will or may result in the Disclosed Scheme ceasing to be Approved or the contracted-out status of the Disclosed Scheme being withdrawn or ceasing to apply.

(l) So far as the Sellers are aware, the Disclosed Scheme has at all times been operated in accordance with all material provisions of relevant statutes and regulations (including without limitation the requirements for Approval, the provisions relating to preservation, equal access, disclosure of information, registration, revaluation and transfer values and the equal treatment requirements of Article 119 of the Treaty of Rome) and in accordance with the trusts powers and provisions of the documents which govern the Disclosed Scheme and with due regard to the general requirements of trust law.

(m) All premiums payable under contracts of insurance relating to the Disclosed Scheme have been paid; all lump sum benefits payable in the event of the death of a member in service are fully insured.

(n) No claim has been made or threatened against the Company, any of its Subsidiaries, or, so far as the Sellers are aware, the trustees or against any person whom the Company, any of its Subsidiaries or the Sellers are or may be liable to indemnify or compensate, in respect of any act, event or omission arising out of or in connection with the Disclosed Scheme (other than routine claims for benefits), and the Sellers do not have knowledge of any circumstances which may give rise to any such claim.

(o) No employee of the Company or any of its Subsidiaries will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

(p) No provision of this Section 4.25 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any of its Subsidiaries in respect of continued employment (or resumed employment) with either Parent, any of its affiliates, the Company or its Subsidiaries and no provision of this Section 4.25 shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under the Disclosed Scheme or any plan or arrangement that may be established by Parent, any of its affiliates, the Company or its Subsidiaries. No provision of this

     Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date the Disclosed Scheme or any such plans or arrangements of Parent, any of its affiliates, the Company or its Subsidiaries.

Section 4.26  Finders; Fees.  Except for Broadview Associates, whose fees will
              -------------
be paid in accordance with Section 8.7, there is no investment banker, broker, finder or their intermediary which has been retained by or is authorized to act on behalf of any Seller or the Company who might be entitled to any fee or commission from Parent, the Company, any of the Company's Subsidiaries or any of their respective affiliates in connection with the transactions contemplated by this Agreement.

Section 4.27  Commercial Position.  Neither the Company nor any of its
              -------------------
Subsidiaries has received notice from any client, who accounted for a material percentage of the aggregate services provided by the Company and its Subsidiaries in the 18 month period prior to Closing, that due to a dissatisfaction with the performance of the Company or its Subsidiaries either
(i) it does not intend to continue to use the Company or its Subsidiaries (if any project with such client is on-going) or (ii) it would not use the Company or its Subsidiaries for any relevant project in the future.

Section 4.28  Conflicts of Interest.  To the knowledge of the Sellers, none of
              ---------------------
the directors, officers, or employees of the Company or any of its Subsidiaries and none of the Sellers (a) has any material direct or indirect interest in any entity which does business with the Company or any of its Subsidiaries; (b) has any direct or indirect interest in any property, asset or right which is used by the Company or any of its Subsidiaries in the conduct of their businesses; or
(c) has any contractual relationship with the Company or any of its Subsidiaries other than such relationships which occur from being an officer, employee, director or securityholder of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, there is not outstanding any loan made by the Company or any of its Subsidiaries to, or debt owing to the Company or any of its Subsidiaries by, any of the Sellers or any director of the Company (including any Subsidiary of the Company) or any person connected with any of them as described in Section 839 of the Taxes Act (including the meaning of "control" defined in Section 840 of that Act).

Section 4.29  Restrictive Agreements.  No agreement or arrangement to which the
              ----------------------
Company or any of its Subsidiaries is a party:

(a) Is, or is required to be, registered under the United Kingdom Restrictive Trade Practices Act 1976 or, so far as the Sellers are aware, notified under or pursuant to Article 85 or 86 of the Treaty of Rome or pursuant to any regulation or directive made thereunder or any other anti-trust or similar legislation in any jurisdiction in which the Company or any of its Subsidiaries carries on business or has assets or sales;

(b) Contravenes any provision of that Act or of either of those Articles referred to in clause (a) above or of any such regulation or directive or of any such legislation or any secondary legislation adopted under the United Kingdom Fair Trading Act 1973;

(c) Restricts the freedom of the Company or its Subsidiaries to provide and obtain goods and services by such means as it may in its absolute discretion determine; or

(d) Is void or unenforceable (whether in whole or in part) or may render the Company or its Subsidiaries liable to proceedings under any such legislation as is referred to in paragraphs (a) and (b) above.

Section 4.30  Consumer Trade, Anticompetitive and Other Practices.  None of the
              ---------------------------------------------------
practices of the Company or any of its Subsidiaries are or have been the subject of or, so far as the Sellers are aware, susceptible to or affected by, any investigation, reference, report or order made under the United Kingdom Fair Trading Act 1973 or the United Kingdom Competition Act 1980 and no undertaking has been given by the Company or any of its Subsidiaries pursuant to any action taken under either of those Acts.

Section 4.31  Notice of Official Action.  The Company and its Subsidiaries have
              -------------------------
not received any process, notice or communication, formal or informal, by or on behalf of the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State, the European Commission or any other authority of any country having jurisdiction in anti-trust matters, in relation to any aspect of the businesses of the Company or any of its Subsidiaries or any agreement or arrangement to which the Company or any of its Subsidiaries is or was, or is alleged to be or have been, a party, and to the knowledge of the Sellers, the Company and its Subsidiaries are not likely to receive any such process, notice or communication.

Section 4.32  Offering Memorandum.  The information regarding the Sellers and
              -------------------
the Company and its Subsidiaries and the officers, directors and shareholders of the Company and its Subsidiaries included in the Offering Memorandum did not, on the date the Offering Memorandum (or any amendment thereof or supplement thereto) was first mailed to the Sellers and at the Closing, contain any statement which, in light of the circumstances under which it was made, was or is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with the Sellers in connection with this Agreement or the transactions contemplated hereby which has become materially false or misleading. Notwithstanding the foregoing, for the avoidance of doubt no Seller makes any representation or warranty with respect to any information regarding Parent and its Subsidiaries and the officers, directors and shareholders of Parent which is contained in any of the foregoing documents.


                                   ARTICLE V

                     SEVERAL REPRESENTATIONS AND WARRANTIES
                                 OF EACH SELLER

Each Seller, severally and not jointly, represents and warrants to Parent as follows:

(a) Such Seller (other than if such Seller is acting in the capacity as a trustee) shall sell with full title guarantee (and if such Seller is acting as a trustee shall sell with limited title guarantee) the Shares designated as owned by such Seller opposite such Seller's name on Schedule 1, free and
                                                            ----------
     clear of any and all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid. All Shares to be sold by such Seller are registered in the name of such Seller. Except as set forth on Schedule 1 hereto, such Seller does
                                          ----------
     not own any shares, share capital or other securities of the Company or have any right to acquire any shares, share capital or other securities (whether upon exercise of options or otherwise) of the Company.

(b) If such Seller holds any Options, such Options have been duly and properly granted to such Seller and, save as set out in the Rules pursuant to which such Options were granted, such Seller holds the Options free of any and all restrictions on transfer, liens, encumbrances, security interests, equities or claims whatsoever.

(c) Such Seller has full legal right, power and authority to enter into and perform this Agreement and each of the Seller Ancillary Agreements to which it is a party. This Agreement and each of the Seller Ancillary Agreements to which it is a party have been duly authorized, executed and delivered by such Seller and are valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms.

(d) If such Seller has executed and delivered a Power of Attorney, such Seller has full legal right, power and authority to execute and deliver the Power of Attorney appointing the attorneys named therein as such Seller's attorneys with respect to actions to be taken by such Seller with respect to this Agreement and the Seller Ancillary Agreements, including execution and delivery of such agreements; and the Power of Attorney has been duly authorized, executed and delivered by such Seller and is a valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms.

(e) The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements to which such Seller is a party by or on behalf of such Seller, compliance by such Seller with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or declaration, filing or registration with, any court, regulatory body, administrative agency or other governmental body (including, without limitation, any filing under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), will not conflict with or constitute a breach or default (with or without notice or lapse of time or both) under any agreement, indenture or other instrument to which such Seller is a party or by which such Seller or property of such Seller is bound (including the charter or other organizational documents of any Seller which is not an individual), and will not violate or conflict with any laws or administrative regulations or any ruling, judgment or court decree applicable to such Seller or property of such Seller.

(f) There is no action, suit, claim, investigation or proceeding pending against or, so far as such Seller is aware, threatened against such Seller or its properties and assets relating to the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.


                                   ARTICLE VI

                                   COVENANTS

Section 6.1  Public Announcements.  Parent and the Sellers (through the Seller
             --------------------
Representatives) will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable regulation.

Section 6.2  Pooling.  Parent and each of the Sellers shall use all reasonable
             -------
efforts and shall cooperate fully and shall take all actions as are reasonably necessary to allow the acquisition of the Company and its Subsidiaries by Parent as contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which shall be acceptable to the Commission, except where the Sellers, acting reasonably, decide that any such actions would materially prejudice their rights or interests.

Section 6.3  Parent Protective Provisions.  Each of the Sellers respectively
             ----------------------------
undertakes to and covenants with Parent (on its behalf and on behalf of the Company) as a constituent part of this Agreement and in consideration of the receipt of the Consideration Stock and for other good and valuable consideration as follows:

(a) Save with the prior written consent of Parent, each Seller undertakes and covenants that he will not at any time while he is a Director or employee of the Company or any Group Company and for the stated period set opposite his name in column 3 of Schedule 5 after he has ceased to be such a
                             ----------
     Director or employee (or, if not now a Director or employee, after the date hereof) (the "Termination Date") directly or indirectly on his own behalf or on behalf of any other person, concern, undertaking, firm or body corporate deal with, seek employment or engagement with, be employed or engaged in business with or be in any way directly or indirectly interested in or connected with any person, concern, undertaking, firm or body corporate which engages in or carries on in any country any business which competes or seeks to compete with any business of a kind which is for the time being carried on by the Company and/or any Group Company in that country and in which the Seller in question has been involved on behalf of the Company and/or any Group Company at any time within twelve months immediately preceding the Termination Date.

(b) Save with the prior written consent of Parent, each Seller covenants that he will not at any time while he is a Director or employee of the Company or any Group Company (or, if not now a Director or employee, after the date hereof) and for the stated period set opposite his name in column 4 of

     Schedule 5 after he has ceased to be such a Director or employee directly
     ----------
     or indirectly:

     (i) in competition with the Company or any Group Company deal with, seek employment or engagement with, be employed or engaged by, engage in business with or solicit the custom of (or offer or agree to provide goods or services of a like description to those provided by the Company or any Group Company to) any person, concern, firm, undertaking or body corporate which is, or which has at any time during the period of two years preceding that event been, a customer or client of the Company or any Group Company (including a customer or client of the Company or any Group Company to whom the Company has made a presentation or other such offer or request to provide services and which has not been finally refused or rejected by the customer or client and for whom he has provided services and/or with whom he has dealt on behalf of the Company and/or any group company during the aforementioned period of two years);

     (ii) interfere or seek to interfere with contractual or other trade relations between the Company or any Group Company and any of its or their suppliers;

     (iii) solicit, interfere with or endeavor to entice away from the Company or any Group Company any person who is an employee, officer or consultant of the Company or any Group Company (whether or not such person would commit a breach of the terms of his contract of employment by leaving the service of the company concerned) or knowingly employ, or assist in or procure the employment by any other person, concern, undertaking, firm or body corporate of, any such person.

(c) Save with the prior written consent of Parent, each Seller covenants that he will not at any time hereafter divulge to any person or otherwise make use of any secrets, trade secrets or confidential knowledge or information concerning the business of the Company or of any Group Company or of any of their respective customers or clients and will use his reasonable endeavors to prevent the publication or disclosure of any such secrets, knowledge or information by any third party.

(d) Each Seller covenants that he will not at any time while he is a Director of employee of the Company or of any Group Company communicate to any person, concern, undertaking, firm or body corporate anything which is intended to or which will or may damage the reputation or good standing of the Company and/or any Group Company.

(e) Each Seller covenants that he will not at any time after he has ceased to be a Director or employee of the Company or any Group Company (save with the previous express written consent of Parent) represent himself as being in any way connected with or interested in the business of the Company and/or any Group Company.

(f) While the restrictions set out in this Section 6.3 are considered by the parties hereto to be reasonable in all the circumstances for the protection of the legitimate interests of Parent, the Company and any Group Company, it is agreed that if any of those restrictions are adjudged to be void or ineffective for any reason but would be adjudged valid and effective if part of the wording were deleted, or their periods were reduced, or their area were reduced in scope, the restrictions shall apply with such modifications as may be necessary to make them valid and effective. It is further acknowledged that the restrictions contained in Section 6.3(b) shall apply in relation to all customers and suppliers notwithstanding that such customers and suppliers may have been introduced to the Company and/or any Group Company by such Seller before or during his employment or directorship with the Company and/or any Group Company.

(g) The restrictions contained in Sections 6.3(b) through (e) inclusive shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions of this Agreement.

(h) Each Seller hereby agrees that he will at the request and cost of Parent enter into a direct agreement or undertaking with any Group Company whereby he will accept restrictions and provisions corresponding to (and no greater in scope than) the restrictions and provisions contained in this Section
     6.3 (or such of them as may be appropriate in the circumstances) in relation to such services and such area and for such period as such company or companies may reasonably require for the protection of its or their legitimate interests.

(i) Before accepting any offer of alternative employment each Seller undertakes that he shall provide a copy of the covenants referred to above to his respective new employer.

(j) It is agreed that the restrictions set forth in this Section 6.3 are without prejudice to other express or implied duties whether fiduciary or otherwise owned by each Seller to the Company and/or any Group Company.

                                  ARTICLE VII

            SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                            REIMBURSEMENT OF PARENT

Section 7.1.  Reimbursement of Parent.
              -----------------------

(a) Each Seller agrees to pay to Parent an amount equal to such Seller's Pro Rata Share (subject to Section 7.3(d)) of any and all losses and damages incurred or suffered by Parent or any of its Affiliates (save for the Company and its Subsidiaries) and reasonable legal and accounting fees and expenses incurred or suffered by Parent or any of its Affiliates with respect to, in connection with or resulting from the failure of any representation or warranty set forth in Article IV hereof to be true and correct in all respects as of the date of this Agreement (collectively, "Article IV Losses" and individually, an "Article IV Loss").

(b) Each Seller agrees to pay to Parent an amount equal to such Seller's Pro Rata Share (subject to Section 7.3(d)) of any fees and expenses (including value added tax) paid or payable by, or charged to, Parent or the Company and for which the Sellers are responsible as set forth in the last sentence of Section 8.7 (collectively, "Expense Losses" and individually, an "Expense Loss").

(c) Each Seller agrees to pay to Parent an amount equal to such Seller's Pro Rata Share (subject to Section 7.3(d)) of any and all amounts payable in accordance with the Deed Relating to Taxation (collectively, "Tax Losses" and individually, a "Tax Loss").

(d) Each Seller agrees to pay to Parent an amount equal to any and all losses, damages, and reasonable legal and accounting fees and expenses incurred or suffered by Parent or any of its Affiliates with respect to, in connection with or resulting from the failure of any representation or warranty of such Seller set forth in Article V hereof, in the Seller Representation Letter or in the Power of Attorney executed by such Seller to be true and correct in all respects as of the date of this Agreement (collectively, "Seller Specific Losses" and individually, a "Seller Specific Loss").

(e) The term "Escrow Loss" refers to any Article IV Loss, any Expense Loss or any Tax Loss and "Escrow Losses" refers to Article IV Losses, Expense Losses and Tax Losses. The term "Loss" refers to any Escrow Loss or any Seller Specific Loss (as defined below).

Section 7.2  Survival of Representations and Warranties and Covenants.  All
             --------------------------------------------------------
covenants of the Sellers and Parent set forth herein or in any Seller Ancillary Agreement or Purchaser Ancillary Agreement shall survive the execution and delivery of this Agreement. All representations and warranties of the Sellers and Parent set forth herein, in the Seller Representation Letters and in the Power of Attorney shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Sellers or Parent, as the case may be, and the completion of the transactions contemplated hereby and shall terminate on the first anniversary of the Closing Date, in the case of the representations and warranties of Parent and the representations and warranties of the Sellers set forth in Article IV hereof, and on the second anniversary of the Closing Date, in the case of the representations and warranties of each Seller set forth in Article V hereof, in the Seller Representation Letters and in the Power of Attorney, except, in each case, with respect to, and to the extent of, any claim of which written notice specifying, in reasonable detail, the nature and amount of the claim has been given prior to such expiration; provided, however, that
                                                      --------  -------
nothing in this Section 7.2 shall be deemed to limit any right or remedy for fraud with respect to the representations and warranties set forth in Article IV hereof if and to the extent notice thereof is given on or prior to the date which is ninety (90) days following completion of the statutory audit of the Company for the calendar year ending December 31, 1998 which is expected to be completed on or about February 15, 1999. Parent shall not be entitled to payment under
Section 7.1(c) unless and to the extent a claim therefor is made on or prior to the first anniversary of the Closing Date.

Section 7.3  Limitations.
             -----------

(a) Parent shall not be entitled to payment pursuant to Section 7.1(a) hereof or pursuant to Section 7.1(c) hereof unless the aggregate amount of all
     Article IV Losses and all Tax Losses collectively exceed (Pounds)303,030 (the "Reimbursement Threshold"), whereupon Parent shall be entitled to payment hereunder for the full amount of all such Article IV Losses and Tax Losses, without taking into account, and without any deduction for, the Reimbursement Threshold. For the avoidance of doubt, Parent shall be entitled to payment pursuant to Section 7.1(b) hereof and pursuant to
     Section 7.1(d) hereof without regard to the Reimbursement Threshold.

(b) Parent shall not be entitled to payment pursuant to Section 7.1(a) hereof or pursuant to Section 7.1(c) hereof for any Article IV Loss or Article IV Losses or any Tax Loss or Tax Losses (i) if they relate to taxes unless, and then only to the extent that, they exceed the general provision or reserve for taxes in the Company Audited Financial Statements of (Pounds)220,000 and (ii) if they relate to bad debts, credit notes or deferred income arising from success - related fees not received unless, and then only to the extent that, they exceed the general provision or reserve therefor in the Company Audited Financial Statements of (Pounds)330,000. Any amount of Article IV Losses or Tax Losses for which Parent is not entitled to be reimbursed pursuant to this Section 7.3(b) shall not be deemed to be Article IV Losses or Tax Losses for purposes of calculating the Reimbursement Threshold under Section 7.3(a).

(c)  The aggregate liability of each Seller pursuant to Sections 7.1(a), (b) and
     (c) hereof shall be limited to (Pounds)21.82 multiplied by the number of shares of Parent Common Stock delivered to the Escrow Agent on behalf of such Seller pursuant to Section 2.2(a) hereof; provided that, in the case of any fraud in respect of the representations and warranties set forth in
     Article IV hereof, the foregoing limitations shall not apply and instead the aggregate liability of each Seller pursuant to Sections 7.1(a), (b) and
     (c) shall be limited to 51% of the value of the shares of Parent Common Stock and cash received by or on behalf of such Seller (including any shares of Parent Common Stock delivered to the Escrow Agent on behalf of such Seller) pursuant to Article II hereof, except with respect to any Seller committing such fraud, in which case no limitation set forth in this
     Section 7.3(c) shall apply; and, without prejudice to the preceding provisions of this sentence relating to the aggregate liability of each Seller pursuant to Sections 7.1(a), (b) and (c) only, the aggregate liability of each Seller pursuant to Sections 7.1(a), (b), (c) and (d) shall be limited to the value of the shares of Parent Common Stock and cash received by or on behalf of such Seller (including any shares of Parent Common Stock delivered to the Escrow Agent on behalf of such Seller) pursuant to Article II hereof. Notwithstanding the foregoing, in the case of fraud committed by any Seller in respect of the representations and warranties of such Seller in Article V hereof, in the Seller Representation Letter or in the Power of Attorney executed by such Seller, no limitation set forth in Section 7.3(c) shall apply with respect to such Seller in respect of such fraud. For purposes of this Section 7.3(c), the value of each share of Parent Common Stock shall be (Pounds)21.82.

(d) The provisions in Section 7.1(a) and (c) limiting each Seller's payment obligation thereunder to its Pro Rata Share shall not apply to any Seller committing fraud in respect of any of the representations and warranties set forth in Article IV hereof. For the avoidance of doubt, in the case of a claim against a particular Seller for payment pursuant to Section 7.1(d), the shares of Parent Common Stock held in escrow by the Escrow Agent on behalf of the other Sellers shall not be available to satisfy such claim.

(e) No Seller shall have any liability for any Loss or Losses: (i) which are contingent, unless and until such contingent liability becomes an actual liability; provided, however, that Parent shall be entitled to give notice
                --------  -------
     with respect thereto for purposes of Section 7.2 and Section 7.5; (ii) which arise, or are increased, as a result of any increase in rates of taxation or any change in the law or published practice of a taxation authority made after the date of this Agreement with retroactive effect;
     (iii) which would not have arisen but for a voluntary act or transaction, which could reasonably have been avoided, carried out by Parent or any of its Subsidiaries after the date of this Agreement otherwise than in the ordinary course of business and which Parent or such Subsidiary was aware would give rise to such Loss or Losses, unless such act or transaction is taken under an obligation incurred prior to the date hereof or such act or transaction is taken with the prior written consent of the Seller Representatives; (iv) against which the Company or any of its Subsidiaries is insured and with respect to which the Company or any of its Subsidiaries actually receives payment from the relevant insurer or with respect to which the insurer has notified the Company or the relevant Subsidiary that it will not dispute the claim; or (v) which arise in respect of any taxes for which the Company or any of its Subsidiaries is liable as a result of the sale of the Options to Parent by holders thereof who are resident for tax purposes in France or otherwise subject to tax in France.

Section 7.4  Other Limitations.
             -----------------

(a) Parent shall not be entitled to payment from the Sellers in respect of any Loss or Losses more than once in respect of the same Loss or Losses. If Parent, the Company or any of its Subsidiaries is or may be entitled to recover from some person other than a Seller any Loss or Losses in respect of any matter giving rise to a claim for payment from the Sellers under this Article VII, Parent shall procure that all reasonable steps are taken to pursue recovery and, if any sum is so recovered, then either the amount of Losses payable by the Sellers in respect of that claim shall be reduced by an amount equal to the sum recovered (less the costs of such recovery) or (if any amount shall already have been paid by the Sellers in respect of that claim) there shall be repaid to the Sellers or restored to the Escrow Agent if the Escrow Termination Date (as defined in the Escrow Agreement) has not occurred and payment to Parent was made out of the escrow account an amount equal to the amount recovered (less the costs of such recovery) or (if less) the amount of such payment. Parent acknowledges and agrees that it has not and does not rely on any representation or warranty of any person (whether a party to this Agreement or not) other than those representations and warranties set forth in this Agreement, the Power of Attorney and the Seller Representation Letters. Nothing in the preceding sentence, however, shall operate to limit or exclude any liability of any person for fraud.

(b) Any amount of payment required under this Article VII shall be reduced by the net tax savings (after taking into account the tax effect, if any, of the receipt of such payment) actually realized by Parent for the taxable year or period in which the right to receive the payment arises, attributable to that portion of the Losses for which it receives such a payment. Nothing in this Article VII shall limit Parent's or its Affiliates' obligation to mitigate any Article IV Loss or any Seller Specific Loss.

Section 7.5  Reimbursement Procedure.  (a)  Within a reasonable time after
             -----------------------
obtaining knowledge of any state of facts, claim or demand which has given rise to, or could reasonably be expected to give rise to, a claim for payment from the Sellers or any of them for Losses hereunder, including, without limitation, any claim by a third party described in Section 7.5(d) hereof (collectively, a "Payment Claim"), Parent shall deliver to the party described in Section 7.5(b) (the "Reimbursing Party") a certificate (the "Certificate"), which Certificate shall:

     (i) state that Parent or its Affiliates have paid or properly accrued Losses, or anticipate (reasonably and in good faith) that they will incur liability for Losses for which Parent is entitled to payment from the Sellers pursuant to this Agreement; and

     (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation or breach of warranty or claim to which each such item is related and the computation of the amount to which Parent (reasonably and in good faith) claims to be entitled hereunder.

(b)  Subject to Section 7.5(f), in the case of a claim for payment pursuant to
     Section 7.1(a), (b) or (c), Parent shall deliver the Certificate to the Seller Representatives and the Escrow Agent (an "Escrow Certificate") and, if the Certificate relates to a claim for payment under Section 7.1(d), Parent shall deliver the Certificate to the Seller to whom such claim relates (an "Individual Seller Certificate"), with a copy to the Seller Representatives and the Escrow Agent. A Certificate shall be given by Parent whether or not the Reimbursement Threshold has been reached or is applicable. Subject to the limitations set forth in Section 7.2, no failure or delay by Parent in delivering a Certificate shall reduce or otherwise affect Parent's right to payment hereunder except to the extent the Reimbursing Party has been actually prejudiced thereby. If Parent sends an Individual Seller Certificate in connection with a Payment Claim, the Seller to whom such Certificate is sent shall be the Reimbursing Party hereunder; otherwise the Seller Representatives (on behalf of the Sellers) shall be the Reimbursing Party hereunder. In any case where the Seller Representatives are the Reimbursing Party hereunder, the Seller Representatives are authorized to act on behalf of all Sellers with respect to the claim or claims with respect to which the Certificate was given. Such authority includes authority to determine whether to contest any claim or to agree to and settle any claim, in all cases without consulting any of the Sellers.

(c) In case the Reimbursing Party shall object to the payment of Parent in respect of any claim or claims specified in any Certificate, the Reimbursing Party shall, within sixty (60) days after receipt by the Reimbursing Party of such Certificate, deliver to Parent a written notice to such effect and the Reimbursing Party and Parent shall, within the sixty-day period beginning on the date of receipt by Parent of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Reimbursing Party shall have so objected. If Parent and the Reimbursing Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, Parent and the Reimbursing Party shall promptly prepare and sign a memorandum setting forth such agreement. Should Parent and the Reimbursing Party be unable to agree as to any particular item or items or amount or amounts within such sixty-day period, then Parent shall be entitled to pursue any and all remedies under this Agreement and the Escrow Agreement, including judicial resolution thereof; provided, however, that any such claim shall lapse and the liability of the Sellers with respect thereto shall terminate absolutely (unless otherwise specifically agreed) if legal proceedings in respect of such claim have not been commenced by being both issued and served within six months of the expiration of the two sixty-day periods set forth in this Section 7.5(c). For the avoidance of doubt, the right to object to Payment Claims specified in a Certificate shall not apply when the Certificate relates to a Payment Claim under Section 7.1(c).

(d) Promptly after the assertion by any third party of any claim against Parent or any of its Affiliates that, in the judgment of Parent, may result in the incurrence by Parent or any of its Affiliates of Losses for which Parent would be entitled to payment pursuant to this Agreement, Parent shall deliver to the Reimbursing Party a written notice describing in reasonable detail such claim and such Reimbursing Party may, at its option, assume the defense of Parent and its Affiliates against such claim (including the employment of Legal Advisers, who shall be reasonably satisfactory to Parent, and the payment of expenses). Parent shall have the right to employ separate Legal Advisers in any such action or claim and to participate in the defense thereof, but the fees and expenses of such Legal Advisers shall not be at the expense of the Reimbursing Party unless (i) the Reimbursing Party shall have failed, within fifteen (15) days after having been notified by Parent of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim or to notify Parent in writing that it will assume the defense of such claim, (ii) the employment of such Legal Advisers has been specifically authorized in writing by the Reimbursing Party, or (iii) the named parties to any such action (including any impleaded parties) include both Parent or any of its Affiliates and the Indemnifying Party and Parent shall have been advised by such Legal Advisers that there may be one or more legal defenses available to the Reimbursing Party which are not available to, or the assertion of which would be adverse to the interests of, Parent or any of its Affiliates. No Reimbursing Party shall be liable to make a payment to Parent for any settlement of any such action or claim effected without the consent of the Reimbursing Party, but if settled with the written consent of the Reimbursing Party, or if there is a final judgment for the plaintiff in any such action (being a judgment of a court of competent jurisdiction in respect of which no appeal is permissible or in respect of which the time limit for appeal has expired or in respect of which the relevant party has given notice that it will not appeal), Parent shall be entitled to payment as provided under this Article VII for any Loss by reason of such settlement or judgment.

(e) Claims for Losses specified in any Certificate to which a Reimbursing Party shall not object in writing within sixty (60) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 7.5(c), claims for Losses the validity and amount of which have been the subject of a final judicial determination following the failure of Parent and the Reimbursing Party to reach an agreement as described in Section 7.5(c) or a final judgment as described in Section 7.5(d) and claims for the amounts due and payable under Section 7.1(c) are hereinafter referred to, collectively, as "Agreed Claims". If a Certificate relating to such an Agreed Claim was originally given only to the Seller Representatives and the Escrow Agent pursuant to Section 7.5(b) because it related to Section 7.1(a), (b) or (c) hereof, such Agreed Claim shall be deemed an "Escrow Agreed Claim"; otherwise such Agreed Claim shall be an "Individual Seller Agreed Claim." Any Escrow Agreed Claim shall be paid to Parent as provided in the Escrow Agreement. Any Individual Seller Agreed Claim shall be paid by the relevant Receiving Party within ten (10) days of such claim becoming an Individual Seller Agreed Claim. Payment shall be made by returning shares of Parent Common Stock received by such Reimbursing Party in connection with the transactions contemplated by this Agreement with a value equal to the amount of the Individual Seller Agreed Claim (and for purposes of such payment, each share of Parent Common Stock received by such Reimbursing Party in connection with the transactions contemplated by this Agreement shall be valued at (Pounds)21.82) to the extent that such Reimbursing Party then holds such shares, and any remaining amount of such Individual Seller Agreed Claims shall be paid in cash by wire transfer to the bank account or accounts designated in writing by Parent not less than one (1) business day prior to the due date for such payment. Parent, at its option, may collect all or part of the amount represented by any Individual Seller Agreed Claim by proceeding pursuant to the Escrow Agreement against the shares of Parent Common Stock delivered to the Escrow Agent at the Closing on behalf of such Reimbursing Party.

(f) In the case of a claim for fraud with respect to the representations and warranties set forth in Article IV hereof, Parent shall use reasonable efforts to first proceed against any Seller committing such fraud and the provisions of this Section 7.5 shall apply as if such claim were a claim in respect of an Individual Seller Certificate and as if any amount determined hereunder to be payable in respect of such claim were an Individual Seller Agreed Claim. If, despite its reasonable efforts, Parent is unable to collect within a reasonable time the full amount of its claim with respect to such fraud from the Seller or Sellers who committed the fraud, Parent may, by notice to the Seller Representatives and the Escrow Agent, amend such claim to include a claim against the other Sellers (the "Non-Fraudulent Sellers") based upon the full amount of the Losses with respect to such claim (but subject to the 51% limitation in section 7.3(c)), in which case, such provisions of Section 7.5 shall apply as if such claim were a claim in respect of an Escrow Certificate (except that such claim shall, if previously determined by judgment against the Seller or Sellers committing the fraud, immediately upon such notice become an Escrow Agreed Claim and the Seller Representatives shall have no right to contest such claim) and as if any amount determined hereunder to be payable in respect of such claim were an Escrow Agreed Claim. If Parent received payment from the Seller committing the fraud upon which such claim was based (valuing any shares of Parent Common Stock returned by such Seller to Parent at (Pounds)21.82 per share) in an amount greater than such Seller's Pro Rata Share of total Losses with respect to such claim, each Non-Fraudulent Seller shall be liable for his proportionate share of the amount of the Escrow Agreed Claim (after reducing the amount of the Escrow Agreed Claim by any amount received from the Seller who committed the fraud) which shall be in the same proportion as such Non-Fraudulent Seller's Pro Rata Share bears to the aggregate Pro Rata Shares of all Non-Fraudulent Sellers (and the provisions of Section 7.1(a) and (c) limiting each Seller's payment obligation thereunder to its Pro Rata Share shall be so modified). If the preceding sentence does not apply, then each Non-Fraudulent Seller shall be liable for his Pro Rata Share of the full amount of the Escrow Agreed Claim; provided that nothing in this Section 7.5(f) shall limit the liability of the Seller who committed the fraud upon which such claim is based. Escrow Agreed Claims in respect of such fraud shall be paid to Parent out of the escrow as provided in the Escrow Agreement (to the extent shares of Parent Common Stock are then held in escrow other than shares held in respect of claims pending upon the first anniversary of the Closing
     Date) to the maximum extent possible and the remainder of such Escrow Agreed Claim shall be paid by each Seller, to the extent of such Seller's liability in connection therewith by first returning shares of Parent Common Stock received by such Seller in connection with the transactions contemplated by this Agreement (valued for such purposes at (Pounds)21.82 per share) to the extent such Seller then holds such shares, and by paying any remaining amount payable by such Seller in cash by wire transfer to the bank account or bank accounts designated in writing by Parent.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

Section 8.1  Notices. All notices, requests, claims, demands and other
             -------
communications hereunder shall be in writing and shall be given if delivered in person or by facsimile transmission (and shall be deemed to have been duly given on the date of delivery if so given), or by internationally recognized delivery service guaranteeing delivery in two business days or less, with the price of delivery paid by the sender (and shall be deemed to have been duly given on the date of delivery if so given), to the respective parties as follows:

If to Parent:

     Cambridge Technology Partners (Massachusetts), Inc.
     304 Vassar Street
     Cambridge, Massachusetts  02139
     Attention:  Chief Financial Officer
     Facsimile Number:  001-617-374-8507

With a copy to:

     Testa, Hurwitz & Thibeault, LLP
     High Street Tower
     125 High Street
     Boston, Massachusetts 02110, USA
     Attention:  Steven C. Browne, Esq.
     Facsimile Number:  001-617-248-7100

If to the Seller Representatives:

     To the addresses (including Facsimile Number) set out against their names on Schedule 3
              ----------

     If to any Seller:

     To such Seller at the address set out against
     his name on Schedule 3
                 ----------

In either case with a copy to:

     Macfarlanes
     10 Norwich Street
     London EC4A 1BD, England
     Attention:  Peter H. Turnbull/John Dodsworth
     Facsimile Number:  011-44-171-831-9607

     and

     Reed Smith Shaw & McClay LLP
     2500 One Liberty Place

     1650 Market Street
     Philadelphia, Pennsylvania  19103-7301, USA
     Attention:  Lori L. Lasher
     Facsimile Number:  001-215-851-1420

or to such other address as any party may have furnished to the others in writing in accordance herewith.

Section 8.2  Headings.  The descriptive headings in this Agreement have been
             --------
inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

Section 8.3  Entire Agreement; Assignment.  This Agreement, including the
             ----------------------------
Schedules hereto, the Seller Disclosure Schedule, the Baer Service Agreement, the Clarkson Service Agreement, the Purchaser Ancillary Agreements and the Seller Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement and the rights and obligations of the parties hereunder shall not be assigned by operation of law or otherwise.

Section 8.4  Parties in Interest.  This Agreement shall be binding upon and
             -------------------
inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.5  Validity.  The invalidity or unenforceability of any provision of
             --------
this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provision does not deprive either the Sellers or Parent of the benefit of the bargain.

Section 8.6  Counterparts; Binding Agreement.  This Agreement may be executed in
             -------------------------------
two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement. This Agreement shall not constitute a binding obligation or commitment of any Seller unless it is delivered by such Seller (or by the Sellers' Attorney on his behalf) to Parent or to Holman, Fenwick & Willan on behalf of Parent.

Section 8.7  Expenses.  Except as provided in the Purchaser Ancillary
             --------
Agreements, all costs and expenses incurred by Parent in connection with the transactions contemplated by this Agreement shall be paid by Parent. Parent shall pay the reasonable, documented fees and expenses incurred by the Company and the Sellers for accountants and attorneys for the Company and the Sellers as a group in connection with the transactions contemplated by this Agreement and the reasonable, documented fees and expenses payable by the Company or the Sellers to Broadview Associates in connection with the transactions contemplated hereby pursuant to that certain letter agreement between the Company and Broadview Associates dated March 1, 1997, provided that the maximum amount of fees and expenses (including value added tax) incurred or payable by the Company or the Sellers which Parent shall be obligated to pay is (Pounds)1,750,000. The Sellers (and not Parent or the Company) shall be responsible for and shall pay in a timely fashion and in accordance with the terms thereof any fees and expenses (including value added tax) incurred or payable by the Company or the Sellers in connection with the transactions contemplated by this Agreement for which Parent is not responsible pursuant to this Section 8.7.

Section 8.8  Further Assurances.  From time to time after the Closing, at the
             ------------------
request of Parent and without further consideration, each Seller (through the Seller Representatives or otherwise) will execute and deliver to Parent such other documents, and take such other action, as Parent may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Parent good title to the Shares and to ensure that all Options lapse and terminate immediately upon the Closing.

Section 8.9  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of England, except the provisions of Article III hereof which shall be governed by and construed in accordance with the laws of the State of Delaware, USA, in each case, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.10  Consent to Jurisdiction.  Each of the Sellers and the Seller
              -----------------------
Representatives irrevocably submits to the jurisdiction of the English courts in connection with all provisions of this Agreement and the Seller Ancillary Agreements and the transactions contemplated hereby and thereby and agrees that process in respect of any proceeding brought in connection with such provisions or such transactions may be served on the Seller Representatives, without the necessity of also serving the Seller.

Section 8.11  "Knowledge" Defined.  As used herein, the terms "Sellers'
              -------------------
knowledge," "to the knowledge of the Sellers," "so far as the Sellers are aware" and words of similar import shall mean and include the actual knowledge of each Seller and all Sellers and each officer and director of the Company and any of its Subsidiaries.

Section 8.12  Amendment.  This Agreement may not be amended except by an
              ---------
instrument in writing signed by or on behalf of Parent and the Seller Representatives (on behalf of the Sellers).

Section 8.13  Waiver.  At any time, the Seller Representatives, on behalf of the
              ------
Sellers, and Parent may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto and (b) waive compliance with any of the agreements contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.14  Participation in Parent's Stock Option Program.  Parent agrees
              ----------------------------------------------
that employees of the Company and its Subsidiaries will be entitled to participate in Parent's stock option program.

Section 8.15  Termination of Shareholders' Agreement.  Each Seller hereby (i)
              --------------------------------------
waives all rights of whatever nature (except those accrued at the date hereof in favor of the Company under any of the provisions of Clause 9 thereof) whether and howsoever accrued, enjoyed or arising under an agreement dated October 19, 1995 and entered into between certain of the Sellers (1), the Company (2) and PARNIB Belgie N.V. (3) (the "Shareholders' Agreement") including, without limitation, in the case of PARNIB Belgie N.V. all or any rights to claim or pursue claims under the Warranties (as defined therein), and (ii) agrees to the immediate termination of the Shareholders' Agreement and of all rights whether and howsoever accrued, enjoyed or arising thereunder save for and without prejudice, however, to those accrued under Clause 9 thereof and preserved to the Company in clause (i) above.

Section 8.16  Employee Benefit Trust.  Parent agrees that, following the
              ----------------------
Closing, the Parent Common Stock held by the trustees of the employee benefit trust established by the deed dated September 7, 1989 made between Peter Chadwick Limited (1) and Ian Peter Clarkson and Eagle Place Trustees Limited (2) shall be used for the benefit of employees of the Company and its Subsidiaries in such manner as the trustees may in their absolute discretion determine and Parent shall not, either directly or indirectly and including, for the avoidance of doubt, by virtue of its control of the Company after Closing, attempt to interfere with or vary the provisional allocations or guidelines of such trustees.

Section 8.17  Deed Relating to Taxation.  Schedule 4 attached hereto (the "Deed
              -------------------------
Relating to Taxation") shall have effect as if it were a separate document executed by each of the Sellers as a deed.


                                  ARTICLE IX

              SELLERS' DIVIDEND ESCROW AND SELLER REPRESENTATIVES

Section 9.1  Seller Representatives.
             ----------------------

(a) The Sellers and each of them will, save as mentioned in Section 9.1(b), be represented in connection with this Agreement (including, without limitation, the operation of the Sellers' Dividend Escrow established pursuant to Sections 9.10 and 9.11 and the Deed Relating to Taxation in
     Schedule 4), the Registration Rights Agreement and the Escrow Agreement (together referred to as the "Principal Agreements") by the Seller Representatives appointed pursuant to and in accordance with Section 2.3(a).

(b) Any Seller against whom a claim for payment is made pursuant to Section 7.1(c) (relating to Article V and the Seller Representation Letters) shall have the sole and exclusive responsibility for defending, settling or otherwise disposing of the same.

Section 9.2  Authorized Actions.  Save as provided in Section 9.1(b), the
             ------------------
Sellers hereby authorize and empower the Seller Representatives to give all notices and instructions and to take any and all actions for and on behalf of the Sellers in relation to claims arising under the Principal Agreements to the exclusion of those Sellers who are not themselves Seller Representatives.

Section 9.3  Required Vote.  The Seller Representatives shall, and are hereby
             -------------
authorized by the Sellers to, act by majority decision and any reference to a vote, consent or agreement of the Seller Representatives shall mean the Seller Representatives acting by such majority vote.

Section 9.4  Reliance.  Persons and parties, including (without limitation)
             --------
Parent and the Escrow Agent, dealing with the Seller Representatives shall be entitled to rely conclusively upon the certificate of any Seller Representative to the effect that he is then acting as a Seller Representative and pursuant to appropriate authority under this Agreement. The Seller Representatives shall promptly notify Parent and the Escrow Agent in writing (i) in the event that any Seller Representative is no longer able to so serve and (ii) of the identity and valid appointment of a successor Seller Representative. Parent and the Escrow Agent will be entitled to rely on any notice received in such form without conducting an investigation of the contents thereof. Any action taken by, or notice of instruction from, a Seller Representative will be deemed to be action by, or notice or instruction from, each and all of the Sellers. Parent may, and the Escrow Agent will, disregard any notice or instruction received from any Seller other than a Seller Representative to the extent that the Seller Representatives have been appointed in place of the Sellers pursuant to this Agreement.

Section 9.5  Exculpation.  No Seller Representative shall suffer any liability
             -----------
or loss for any act performed or omitted to be performed by him under this Agreement in the absence of gross negligence or willful misconduct. Any Seller Representative may consult solicitors and/or counsel ("Legal Advisers") in connection with his duties hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of Legal Advisers. The reasonable, documented expenses and fees of Legal Advisers, and any reasonable, documented out of pocket expenses which the Seller Representatives incur under the Principal Agreements, shall be reimbursed by the Sellers. Upon any distribution of Escrow Shares to the Paying Agent on behalf of the Sellers, the Seller Representatives may cause to be sold a sufficient number of shares that would otherwise be distributed to the Sellers (with sales to be made on behalf of each Seller in the amount of his Pro Rata Share (as defined in the Escrow Agreement)) and to retain the proceeds of such sales in satisfaction of the obligation of the Sellers to reimburse the Seller Representatives for such expenses and fees. No Seller Representative shall be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited with the Escrow Agent pursuant to the Escrow Agreement, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall a Seller Representative be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

Section 9.6  Appointment.  Each Seller hereby appoints the Seller
             -----------
Representatives, and each of them acting singly, the true and lawful attorney of such Seller with full power and authority, in the name and on behalf of such Seller, to transfer and deliver or authorize the delivery of Escrow Shares to Parent in accordance with the Escrow Agreement and to execute stock transfers in favor of Parent in connection therewith, and to sell Escrow Shares on behalf of such Seller in accordance with Section 5(c) of the Escrow Agreement and to execute stock transfers in connection therewith.

Section 9.7  Authority.  Without prejudice to the generality of the foregoing,
             ---------
each of the Sellers hereby grants irrevocable authority to the Seller Representatives in respect of those matters for which the Seller Representatives have been appointed:

(a) to investigate any claim for payment made by Parent under the Principal Agreements;

(b) to conduct on behalf of the Sellers negotiations with, or with the representatives of, Parent, in relation to any such claim and, in their entire discretion, to settle the same;

(c) to obtain advice from Legal Advisers or other appropriate experts including advice on the defense of proceedings instituted by Parent and advice on the institution of legal proceedings against any person or organization whose actions or omissions may be considered to have been responsible for or contributed to the losses suffered by the Sellers in meeting any such claim;

(d) in relation to any such legal proceedings as are referred to in the immediately preceding sub- clause (c) ("Proceedings"):

     (i) to defend or commence Proceedings in his name (whether alone or jointly with others and whether in the United Kingdom or elsewhere);

     (ii) to carry on and prosecute Proceedings to judgment and execution of judgment or (where appropriate) make application to a superior court for leave to appeal against such judgment and to initiate appeal proceedings in respect thereof or to resist any appeal against such judgment;

     (iii) to settle, discontinue or otherwise compromise Proceedings;

(e) to give a good receipt in respect of any sums recovered on behalf of the Sellers whether by settlement, compromise, judgment, ex gratia payment or otherwise including any interest or costs in any of the Proceedings.

Section 9.8  Further Assurances.
             ------------------

(a) Each Seller agrees to furnish the Seller Representatives and Legal Advisers appointed by them with all such cooperation and assistance as may reasonably be required in connection with the prosecution or defense of Proceedings and (without prejudice to the generality of the foregoing) shall comply at the Sellers' own cost and expense with any request made by the solicitors appointed by the Seller Representatives to produce and deliver to them documents in the custody, possession or power of such Seller where such request is made for the purpose of complying with any obligations in relation to discovery in or in connection with Proceedings.

(b) Each Seller agrees to indemnify the Seller Representatives or any of them in respect of all liabilities incurred by them resulting from any act or omissions committed in good faith in pursuance of their responsibilities hereunder (including, without limitation, the operation of the Sellers' Dividend Escrow).

(c) Each Seller waives all rights which he may have against the Seller Representatives resulting from any act or omission committed in good faith in pursuance of their responsibilities hereunder (including, without limitation, the operations of the Sellers' Dividend Escrow).

Section 9.9  Indemnification.  In the event of any failure by any Seller to
             ---------------
comply with its obligations under this Article IX such Seller shall indemnify the Seller Representatives for all liabilities, expenses, claims, losses and damages arising therefrom.

Section 9.10  Dividend.  Each Seller hereby authorizes and directs the Company
              --------
out of any dividend paid by the Company on the Ordinary Shares, the Preference Shares, the A Preference Shares and the B Preference Shares in respect of the period beginning July 1, 1997 and ending on or before November 30, 1997, to pay to the Seller Representatives the amounts appearing against their respective names under the heading "To withhold for expenses" in Schedule 6 hereto.
                                                      ----------

Section 9.11  Sellers' Dividend Escrow.  The Seller Representatives shall cause
              ------------------------
the sums paid to them pursuant to Section 9.10 to be placed to the credit of a separate bank account in their joint names established solely for the purpose of this Agreement (the "Sellers' Dividend Escrow"). The Seller Representatives shall be at liberty to determine whether such account shall entitle holders to interest on sums credited to it.

Section 9.12  Payment.  Each of the Sellers hereby authorizes and directs the
              -------
Seller Representatives to pay, discharge or disburse the following out of sums paid to them by the Company pursuant to Section 9.10:

(a)  the fees and expenses expressed to be payable by the Sellers pursuant to
     Section 8.7 and any other fees, expenses or disbursements incurred by or reimbursable by the Company or the Sellers in connection with this Agreement and the Ancillary Agreements;

(b) the value added tax, if any, associated and payable in connection with the fees, expenses and disbursements referred to in the immediately preceding sub-paragraph (a) of this Section;

(c) the fees, expenses and disbursements and any associated value added tax incurred by the Seller Representatives in connection with the fulfillment of their obligations hereunder.

Section 9.13  Pro Rata Payment.  Any payment made by the Seller Representatives
              ----------------
pursuant to Section 9.12 shall be borne by the Sellers in the same proportion that the number of shares of Consideration Stock receivable by him hereunder bears to the aggregate number of shares of Consideration Stock which fall to be issued to the Sellers hereunder.

Section 9.14  Distribution.  As soon as the Seller Representatives are, in their
              ------------
reasonable opinion, satisfied that there are no other sums which will, or are foreseeably likely to, be payable, of the nature described in Section 9.12 (and which remain unpaid or unreimbursed) the Seller Representatives shall pay or cause there to be paid to the Sellers the balance, if any, of the Sellers' Dividend Escrow together (if appropriate) with an appropriate proportion of any interest accrued. Such reimbursements will be in direct proportion to the sums contributed by each Seller to the Sellers' Dividend Escrow.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

See Rider X

                                    RIDER X

                                   ARTICLE X
                            Additional Optionholder


10.1 The foregoing provisions of this Agreement and the Schedules hereto shall be read and construed subject to:

(a)  The following amendments to certain of the Schedules, namely:

     (i) in each of the Schedules numbered 1, 2, 3 and 5 under the column headed "Shareholder/Optionholder" add the name "Thomas Kollermeier";

     (ii) against the name of Thomas Kollermeier in Schedule 1 enter the figure "10,000" under the column headed "Other Option";

     (iii) Schedule 3: against the name of Thomas Kollermeier enter the following address "Pfarrgasse 43, D-65239 Hochelm am Main"; and

     (iv) Schedule 5: against the name of Thomas Kollermeier under the column marked (3) enter 3 months and under the column marked (4) enter 12 months.

(b) The deletion of Schedule 2 and the substitution therefor of the schedule attached to this Rider.

10.2 This Rider and the schedule attached to it shall have effect as if incorporated into this Agreement.

IN WITNESS WHEREOF, Parent has executed this Agreement and the Sellers (or their attorney on their behalf) and the Seller Representatives have caused this Agreement to be executed as a deed (but not delivered until the Closing Date).

                                    PARENT:
                                    CAMBRIDGE TECHNOLOGY PARTNERS
                                    (MASSACHUSETTS), INC.


                                    By:  /s/
                                    Title:


                                    SELLERS:



                                    Tom Aldridge  /s/
 .............................                     ----------------------------
Witness

                                    Quentin Baer  /s/
 .............................                     ----------------------------
Witness
                                    FENS LIMITED

                                    Director:  /s/
                                    Director/Secretary:  /s/

                                    FANMORE INVESTMENTS LIMITED

                                    Director:  /s/
                                    Director/Secretary:  /s/

                                    ST. HELIER TRUST CO. LIMITED

                                    Director:  /s/
                                    Director/Secretary:  /s/

                                    EAGLE PLACE TRUSTEES LIMITED

                                    Director:  /s/
                                    Director/Secretary:  /s/



                                    Michael Bligh  /s/
 .............................                      ---------------------------
Witness

                                    Jonathan Burton  /s/
 .............................                        -------------------------
Witness

                                    Charles Cable  /s/
 .............................                      ---------------------------
Witness

                                    Emma Carpenter  /s/
 .............................                       --------------------------
Witness

                                    Ron Chan  /s/
 .............................                 --------------------------------
Witness

                                    Stephen Cheetham /s/
 .............................                        -------------------------
Witness

                                    Ian Clarkson  /s/
 .............................                     ----------------------------
Witness
                                    ARROW NOMINEES INC.

                                    Director:  /s/
                                    Director/Secretary:  /s/



                                    Peter Clements  /s/
 .............................                       --------------------------
Witness

                                    Dereck Clow  /s/
 .............................                    -----------------------------
Witness

                                    Kevin Cornwell  /s/
 .............................                       --------------------------
Witness

                                    Anthony Court  /s/
 .............................                      ---------------------------
Witness

                                    Renaud Cuignet  /s/
 .............................                       --------------------------
Witness

                                    Jurgen Deiss  /s/
 .............................                     ----------------------------
Witness

                                    David Delvin  /s/
 .............................                     ----------------------------
Witness

                                    Alois Deubert  /s/
 .............................                      ---------------------------
Witness

                                    Charles Donald  /s/
 .............................                       --------------------------
Witness

                                    Tim Durston  /s/
 .............................                    -----------------------------
Witness

                                    JERMYN TRUSTEES (JERSEY)
                                    LIMITED

                                    Director:  /s/
                                    Director/Secretary:  /s/


                                    Stefan Falckenberg  /s/
 ..............................                          -----------------------
Witness

                                    Malcolm Glyn  /s/
 ..............................                    -----------------------------
Witness

                                    Hans Grapenthin  /s/
 ..............................                       --------------------------
Witness

                                    Gavin Hall  /s/
 ..............................                  -------------------------------
Witness

                                    Paul Heagren  /s/
 ..............................                    -----------------------------
Witness

                                    David Henderson  /s/
 ..............................                       --------------------------
Witness

                                    Marc Henrie  /s/
 ..............................                   ------------------------------
Witness

                                    Rupert Hucker  /s/
 ...............................                    ----------------------------
Witness

                                    Mark Hughes  /s/
 ...............................                  ------------------------------
Witness

                                    Peter Isaac  /s/
 ...............................                  ------------------------------
Witness

                                    Wolfram Kurshener  /s/
 ...............................                        ------------------------
Witness

                                    Charles Landry  /s/
 ...............................                     ---------------------------
Witness

                                    Daniel Lechanteaux  /s/
 ...............................                         -----------------------
Witness

                                    Piers Lightfoot  /s/
 ...............................                      --------------------------
Witness

                                    Neil Loxley  /s/
 ...............................                  ------------------------------
Witness

                                    Stephen Marples  /s/
 ...............................                      --------------------------
Witness

                                    Simon Marshall  /s/
 ...............................                     ---------------------------
Witness

                                    Keith Milburn  /s/
 ...............................                    ----------------------------
Witness

                                    Peter Mounsey  /s/
 ...............................                    ----------------------------
Witness

                                    Ivor Osborne  /s/
 ...............................                   -----------------------------
Witness

                                    PARNIB BELGIE NV

                                    Director:  /s/
                                    Director/Secretary:  /s/



                                    Sal Puarr  /s/
 ...............................                --------------------------------
Witness

                                    Richard Raya  /s/
 ...............................                   -----------------------------
Witness

                                    Gustavo Rojas  /s/
 ...............................                    ----------------------------
Witness

                                    DARNLEY ASSETS LIMITED

                                    Director:  /s/
                                    Director/Secretary:  /s/


                                    Marie-Claude Rondot  /s/
 ...............................                          ----------------------
Witness

                                    Gunter Schneider  /s/
 ...............................                       -------------------------
Witness

                                    Alfred Schuller  /s/
 ...............................                      --------------------------
Witness

                                    Bernard Shaw  /s/
 ...............................                   -----------------------------
Witness

                                    Jane Smart  /s/
 ...............................                 -------------------------------
Witness

                                    Laura Smith  /s/
 ................................                 ------------------------------
Witness

                                    David Smith  /s/
 ................................                 ------------------------------
Witness

                                    Oliver Staudacher  /s/
 ................................                       ------------------------
Witness

                                    Sean Stevens  /s/
 ................................                  -----------------------------
Witness

                                    Garry Sutton  /s/
 ................................                  -----------------------------
Witness

                                    Martin Thompson  /s/
 ................................                     --------------------------
Witness

                                    Sean Tipping  /s/
 ................................                  -----------------------------
Witness

                                    Michael Trenouth  /s/
 ................................                      -------------------------
Witness

                                    James Trice  /s/
 ................................                 ------------------------------
Witness

                                    Mark Turek  /s/
 ................................                -------------------------------
Witness

                                    John Van Daalen  /s/
 ................................                     --------------------------
Witness

                                    Gerard Van Kemmel  /s/
 ................................                       ------------------------
Witness

                                    Nick Von Baillou  /s/
 ................................                      -------------------------
Witness

                                    Dominic Wakefield  /s/
 ................................                       ------------------------
Witness

                                    Michael Warren  /s/
 ................................                    ---------------------------
Witness

                                    Alex Watson  /s/
 ................................                 ------------------------------
Witness

                                    Emile Weekers  /s/
 ................................                   ----------------------------
Witness

                                    Andrew Wells  /s/
 ................................                  -----------------------------
Witness

                                    Terence White  /s/
 ................................                   ----------------------------
Witness

                                    Owen Williams  /s/
 ................................                   ----------------------------
Witness

                                    Paul Whysall  /s/
 ................................                  -----------------------------
Witness

                                    SELLER REPRESENTATIVES

                                    Quentin Baer  /s/
 ................................                  -----------------------------
Witness

                                    Ian Clarkson  /s/
 ................................                  -----------------------------
Witness

                                    Malcolm Glyn  /s/
 ................................                  -----------------------------
Witness

      Listed below are the Schedules and Exhibits to the Share and Option Purchase Agreement in this Exhibit 2.1. The Company will provide a copy of any
                           -----------
omitted Schedule or Exhibit to the Securities and Exchange Commission upon request.


                                   SCHEDULES
SCHEDULE 1     Outstanding Share and Options (Omitted)
SCHEDULE 2     Consideration Stock; Cash Consideration (Omitted)
SCHEDULE 3     Names and Addresses of Shareholders and Optionholders (Omitted)
SCHEDULE 4     Deed Relating to Taxation (Attached hereto and filed herein)
SCHEDULE 5     Protection Periods (Omitted)
SCHEDULE 6     Dividends (Omitted)


                                    EXHIBITS
EXHIBIT A     Form of Escrow Agreement (See Exhibit 2.3 filed in this Report)
                                            -----------
EXHIBIT B     Form of Registration Rights Agreement (See Exhibit 2.2 filed in
                                                         -----------
              this Report)
EXHIBIT C     Form of Share Indemnity (Omitted)
EXHIBIT D     Form of Stock Transfer (Omitted)
EXHIBIT E     Form of Parent Power of Attorney (Omitted)
EXHIBIT F     Form of Irrevocable Power of Attorney (Omitted)
EXHIBIT G     Form W-8 (Omitted)
EXHIBIT H     Substitute Form W-9 (Omitted)
EXHIBIT I     Form of Option Indemnity (Omitted)
EXHIBIT J     Form of Option Transfer (Omitted)

                                   SCHEDULE 4

                           DEED RELATING TO TAXATION


1.   DEFINITION AND INTERPRETATION
     -----------------------------

1.1  In this schedule, unless the contrary intention appears:-

     (a) words and expressions defined in the Agreement have the same meaning in this schedule and any provisions in the Agreement concerning matters of construction or interpretation shall also apply in this schedule;

     (b) headings are used for convenience only and do not affect the interpretation of this schedule;

     (c) "the Accounts" means the audited consolidated accounts of the Company and the Subsidiaries and "the Accounting Date" means 30th June 1997;

     (d) "Taxation" has the meaning defined in section 4.17 (a) of the Agreement for "taxes";

     (e)  "liability for Taxation" means -

          (i) a liability of the Company or any of the Subsidiaries to make an actual payment in respect of any Taxation;

          (ii)   the loss of or failure to obtain -

                 (1) any relief, allowance, credit or deduction in respect of any Taxation which appears as an asset in the Accounts ("an Accounts Relief"); or

                 (2) any right to repayment of taxation either by direct repayment or by set off against a liability for Taxation which appears as an asset in the Accounts or was taken into account in reducing or eliminating any provision for Taxation in the Accounts ("tax repayment");

                 being, in any such case, an Accounts Relief or tax repayment which would have been available to the Company or any of the Subsidiaries but for the loss or failure to obtain as aforesaid;

          (iii) the setting off against any Taxation or profits of the Company or any of the Subsidiaries, of any Accounts Relief or post completion relief where, but for such setting off, the Company would have been subject to a liability to make an actual payment in respect of any Taxation in respect of which the Sellers would have been obliged to make a payment to Parent under this schedule;

     (f) "post-completion relief" means a tax relief arising to any of the Company or the Subsidiaries by reference to an accounting period commencing or to expenditure incurred on or after the Closing Date.

2.   LIABILITY TO PAY
     ----------------

2.1 Subject to clause 5 below, the Sellers severally covenant with Parent that they will pay to Parent by way of an adjustment to the Consideration an amount equal to the relevant proportion (as defined below) of any liability for Taxation of the Company and each of the Subsidiaries which has arisen or may arise wholly or partly in respect of or in consequence of any act or omission occurring on or before the Closing Date (including, without prejudice to the generality of the foregoing, the execution or performance of the Agreement), and the amount of any reasonable costs, fees or expenses incurred in investigating, assessing or contesting that liability.

2.2 The Sellers severally covenant with Parent that, if the Company or any of the Subsidiaries (being registered as a member of a VAT group, in this clause called "the group"):-

     (a) is liable to account for VAT on supplies made by other members of the group (not being the Company or any of the Subsidiaries), after the date hereof but before the date of cancellation of the group registration; or

     (b) is not entitled to full credit or deduction for any input tax incurred in respect of supplies made in the period mentioned in (a) above to the Company or any of the Subsidiaries, such supplies otherwise giving entitlement to such full credit or deduction, they will pay to Parent an amount equal to the relevant proportion (as defined below) of any such liability or lack of entitlement as mentioned in
     (a) and (b) above and to any reasonable costs, fees or expenses incurred in investigating, assessing or contesting such liability or lack of entitlement.

2.3 For the purposes of this schedule the "relevant proportion" is the Pro Rata Share of the Seller (determined in accordance with section 1.1(a) of the Agreement).

2.4 The provisions of section 7.5(b) of the Agreement shall apply to the payment of claims made under this schedule.

3.   WITHHOLDINGS/DEDUCTIONS
     -----------------------

3.1 Any payments made by or due from the Sellers by virtue of clause 2 above shall be free and clear of all taxation whatsoever save only for any deductions or withholdings required by law.

3.2 If any deductions or withholdings are required by law, or any payments made by or due from the Sellers under this Schedule are liable for Taxation other than interest payable pursuant to clause 4.2, the Sellers shall (except to the extent that the deduction or withholding gives rise to a credit, benefit or saving for Parent) be liable under this sub-clause to pay to Parent such further sums as will ensure that the aggregate of the sums paid or payable under this sub-clause and clause 2 above shall, after deducting therefrom all deductions or withholdings from or liabilities for Taxation in respect of such sums, leave Parent with the same amount as it would have been entitled to receive under clause 2 above in the absence of any such deductions, withholdings or liabilities to Taxation but the further sum shall not be payable until the day on which the liability to Taxation is payable, or, if later, not more than five business days following the day on which Parent notifies the Sellers of their liability to make such payment.

4.   TIME FOR PAYMENT
     ----------------

4.1 Any sums payable by virtue of clause 2 or clause 3.2 above shall become due and payable for the purposes of section 7.1(c) of the Agreement:

     (a) as regards any actual liabilities to Taxation, the day before the day on which the payment of the relevant Taxation is finally due in order to avoid incurring a liability to interest or a charge or penalty in respect of that liability or, if later, within seven days of notice thereof being given by Parent to the Sellers;

     (b) in any case not falling within Clause 4.1(a), the Sellers shall pay the amount which they are required to pay under this schedule:-

          (i) in any case which falls within clause 1.1(e)(ii)(1), not later than the fifth business day before the day on which the Company is due to pay any Taxation which, but for such loss, it would not have been liable to pay;

          (ii) in a case which falls within clause 1.1(e)(ii)(2), not later than the day on which the right to repayment of Taxation is lost or set off;

          (iii) in a case which falls within clause 1.1(e)(iii), not later than the first day on which the Company would, but for such setting off, have been able to set the relief against any Taxation or profits;

          or, if later, within seven days of the date on which they receive notice from Parent of the amount due to be paid;

     (c) as regards costs, fees or expenses and in any other case within seven days of notice thereof being given by Parent to the Sellers.

4.2 If any of the Sellers fails to pay any sum due from it under this schedule on the due date for payment, that party shall pay interest on that sum from the due date until payment in full at the rate of 2 percent above the base rate for the time being of Barclays Bank plc.

5.   EXCLUSIONS
     ----------

5.1  The covenant to pay in clause 2.1 above does not apply to a liability for
     Taxation:

     (a) to the extent that provision or reserve has been made for it in the Accounts;

     (b) if it has arisen in and relates to the ordinary course of business of the Company or any of the Subsidiaries since the Accounting Date;

     (c)  such liability was discharged on or before the Closing Date;

     (d) to the extent that any such liability arises, or is increased, as a result of any increase in rates of Taxation or any change in the law or published practice of a Revenue authority made after Closing with retrospective effect;

     (e) to the extent that such liability would not have arisen but for a voluntary act, or transaction, which could reasonably have been avoided, carried out by Parent or the Company or any of the Subsidiaries after Closing outside the ordinary course of business which they knew would entitle Parent to make a claim under this schedule (including without limitation the effecting after Closing of any material change in the nature or conduct of any trade or business carried on by the Company) unless under an obligation incurred prior to the date of this schedule or taking place with the prior written approval of the Sellers' Representative;

     (f) to the extent that the liability would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of the Company or any of the Subsidiaries after Closing to make any claim, election, surrender or disclaimer or to give any notice or consent or to do any other thing the making, giving or doing of which was taken into account in computing the provision or reserve for Taxation made in the Accounts or taken into account in the preparation of the Accounts;

     (g) to the extent that such liability would not have arisen but for any claim, election, notice or consent in respect of Taxation or any withdrawal, disclaimer, revision or modification of any such claim, election, notice or consent or but for any other modification of the Company's or any of the Subsidiaries' current tax position, where such claim, election, notice, consent, withdrawal, disclaimer, revision or modification is caused, given or made by Parent or the Company or any of the Subsidiaries after Closing;

     (h) to the extent that such liability arises or is increased as a consequence of any failure of Parent or the Company or any of the Subsidiaries to comply in a material respect with any of its obligations under clause 6 (Notification and Conduct of Claims);

     (i) to the extent that such liability arises from any change in accounting or Taxation policy or practice adopted by the Company or any of the Subsidiaries on or after Closing;

     (j) to the extent that Parent has made or makes recovery in respect of such liability under any other provision of this Agreement;

     (k) to the extent that the Company or any of the Subsidiaries has recovered from any person (other than from the Sellers hereunder) any sum in respect of such liability but after deducting the costs of such recovery and any Taxation incurred by the Company on the amount recovered;

     (l) to the extent to which such liability is a penalty, fine or interest arising after Closing in respect of a failure by the Company or any of the Subsidiaries to pay any Taxation on or before the due date for its payment in circumstances where Parent or the Company was aware or ought reasonably to have been aware that such Taxation was payable on or before such date or to pay any Taxation when Parent or the Company or any of the Subsidiaries became aware or ought reasonably to have become aware that such Taxation was payable;

     (m) to the extent to which liability arises as a result of the sale of the options to Parent by holders thereof who are resident for tax purposes in France or otherwise subject to tax in France;

     (n) to the extent to which liability arises as a result of Peter Chadwick GmbH having to pay any Taxation in Germany earlier than was provided for in the audited financial statements of Peter Chadwick GmbH for periods ended on or before the date of the Closing.

5.2 Where liability to Taxation to which clause 2 applies results from an event which occurs after the Accounts Date and the Company or any of the Subsidiaries derives any profit, income or gain, such liability to Taxation shall only be regarded as falling within clause 2 to the extent to which it exceeds that profit, income or gain (insofar as the profit, income or gain was not taken into account in the Accounts).

5.3 For the avoidance of doubt, the provisions of sections 7.2 and 7.3 except 7.3(e) of the Agreement (financial and time limitations) shall apply to this schedule as though set out herein.

5.4 The exclusions set out in clause 5 of this schedule shall apply to all claims under section 4.17 of the Agreement and the exclusions set out in section 7 shall not apply to any such claims save to the extent that:

          (i)  they are specifically incorporated in this schedule; or

          (ii) they are expressed to relate to the Deed relating to Taxation.

6.   NOTIFICATION AND CONDUCT OF CLAIMS
     ----------------------------------

6.1 In the event of any claim being made against the Company or any of the Subsidiaries in respect of a liability for Taxation the Company or that Subsidiary will:

     (a) as soon as practicable give notice of the claim to the Sellers (such notice to be given in any event involving an assessment with a time limit for appeal no later than 7 days from receipt of the assessment or notice); and

     (b) supply the Sellers with all information and particulars necessary to enable the Sellers at their own expense and in the name of the Company or that Subsidiary to object to or contest the claim provided that the Sellers shall keep Parent and the Company or that Subsidiary fully informed about the conduct of the claim.

     Subject to the Company or that Subsidiary being indemnified to its reasonable satisfaction against all costs and disbursements of and in relation to any legal proceedings which may be instituted in respect of that claim, (including any additional liability to Taxation and any damages and expenses which may be incurred in resisting that claim) the Company or that Subsidiary will not accept, pay or compromise any such claim without giving the Sellers an opportunity to resist it.

6.2 The Company or the relevant Subsidiary shall be free to pay or settle the claim in question and Parent may make a claim under this schedule if within 14 days of the notice to the Sellers the Sellers fail to notify the Company or that Subsidiary of their intention to dispute the claim or fail to comply with the provisions of this clause.

6.3 The Sellers shall not be entitled under clause 6.1 to object to or to contest the claim in question unless they have been advised by independent advisers reasonably acceptable to Parent, after disclosure of all relevant information and documents, that it is reasonable to resist the claim in the manner proposed by the Sellers.

6.4 No material communications, written or otherwise, pertaining to the claim in question shall be sent to the Inland Revenue or other competent authority without having first been submitted to Parent and approved by it, such approval not to be unreasonably withheld or delayed.

6.5 Parent shall not be obliged to procure that the Company or the relevant Subsidiary compromises any claims if Parent takes the reasonable view that such compromises could have adverse effects for the Company on its future liability to Taxation or be materially prejudicial to its dealings with the Inland Revenue in which event the Sellers shall, if they desire, be discharged from all liabilities under this schedule in respect of the claim in question if they pay to Parent the amount which the relevant authority has indicated it is prepared to accept in settlement or compromise thereof.

7.   ASSIGNMENT
     ----------

7.1 This schedule is binding on the Sellers and their successors and personal representatives (as the case may be).

7.2 The benefit of this schedule may be assigned to any member of Parent's group at the date of this schedule (a group being Parent and its effective 51 percent subsidiaries for the purposes of section 170(7) of the TCGA ignoring any requirement that such companies be resident in the United Kingdom) in whole or in part and without restriction by the person for the time being entitled thereto provided that should the assignee cease to be a member of Parent's group it shall reassign such part of the benefit of the schedule assigned to it to Parent.

8.   MITIGATION
     ----------

8.1  Parent shall at the Sellers' request procure that the Company and any
     Subsidiary:

     (a) use all reliefs (other than post-completion reliefs) available to it (including by way of surrender from one company to another) and make all elections, save in respect of matters after Completion, so as to reduce or eliminate the Sellers' liability under this schedule; and

     (b) at the Sellers' expense deliver to the Sellers a certificate from the Company's auditors for the time being confirming that all such reliefs have been so used and elections made.

     (c) at the Sellers' expense take such action as is reasonable to enforce recovery from any person (other than the Company and its Subsidiaries) of any sum in respect of a liability for Taxation to which clause 2 applies for which they are also liable or from the Inland Revenue or other competent Taxation authority which is obliged to repay any such Taxation on a claim being made.

9.   ADVANCE CORPORATION TAX
     -----------------------

9.1 If a liability for advance corporation tax is assessed in respect of a dividend payable on or before the date hereof on the Ordinary Shares (the "ACT Liability") this clause shall apply to such advance corporation tax in substitution for and to the exclusion of clauses 2 and 10 of this schedule (save as provided for in this clause).

9.2 Upon the ACT Liability becoming due the Sellers will procure a loan to Parent of an amount equal to the ACT Liability (the "ACT loan") free of interest.

9.3 The ACT loan shall be without recourse and shall become repayable by Parent only when and to the extent that it or the Company or any of the Subsidiaries utilises the tax credit arising in respect of the ACT Liability such repayment to be within ten days of the date when but for such utilisation tax would have become payable.

9.4 Parent shall and shall procure that the Company and the Subsidiaries shall utilise the tax credit arising in respect of the ACT Liability prior to any other relief.

9.5 In the event that all or any part of the ACT loan is not repaid at the date specified in clause 9.3 interest shall run from such date until actual repayment at the rate laid down in clause 4.2.

10.  OVERPROVISIONS AND CORRESPONDING SAVINGS
     ----------------------------------------

10.1 If:

     (a) the Company or any of the Subsidiaries shall receive a payment or repayment from any fiscal authority in respect of Taxation for any accounting period ended before Closing;

     (b) if any provision for Taxation in the Accounts has proved to be an over-provision (after taking into Accounts which has not been the subject of a claim under this schedule);

     (c) any liability to Taxation to which clause 2 applies or the transaction giving rise thereto gives rise to a corresponding benefit or saving for the Company or any of the Subsidiaries which would not otherwise have arisen (including, without limitation, the right to offset such liability against any other liability to Taxation of the Company) and which is not taken into account in the Accounts;

     an amount equal to such refund or over-provision or (as the case may be) the amount or value of such benefit or saving (except to the extent to which it has been taken into account or credit has been given for it in relation to any claim under section 7.1 of the Agreement (as determined and certified by the auditors for the time being of the Company or any of the Subsidiaries at the expense of the Sellers)) shall be dealt with in accordance with clause 10.2 below.

10.2 Where pursuant to clause 10.1 any amount (the "Relevant Amount") is to be dealt with in accordance with this sub-clause:

     (a) the Relevant Amount shall first be set off against any payment then due from the Sellers under this schedule;

     (b) to the extent that there is an excess, a refund shall be made to the Sellers of any previous payment or payments made by them under this schedule and not previously refunded under this sub-clause up to the amount of such excess; and

     (c) to the extent that the excess referred to in clause 10.2(b) is not exhausted under that sub-clause, the remainder of that excess shall be carried forward and set-off against any future payments which become due from the Sellers under this schedule.

10.3 Any payment by Parent to the Sellers under clause 10.2 shall be deemed to have reduced the amounts previously paid by the Sellers for the purposes of section 7.3(c) of the Agreement.

11.  PURCHASER UNDERTAKING
     ---------------------

     Parent undertakes to the Sellers that it shall procure that any liability to Taxation of the Company or any of its Subsidiaries in respect of the accounting period in which Closing occurs and all previous accounting periods shall be paid by the Company to the relevant Taxation authority on the due date for the payment of such liability to Taxation subject to the Sellers having satisfied any liability they may have under this schedule in respect of that liability to Taxation.

12.  POST-COMPLETION MATTERS
     -----------------------

12.1 Parent shall procure that the Sellers and their agents have access for the purpose of considering the computations, returns, claims and elections (as set out in clause 12.2(b) below) for a period of one year to all records of the Company and the Subsidiaries for all periods ended on or before the Closing Date during normal business hours provided that reasonable notice is first given to Parent of the need for such access. Parent shall also procure that the Sellers and their agents are provided with such copies of such records as they may require and that they may remove such copies with them on payment to Parent of a reasonable charge for making such copies.

12.2 Parent shall have the conduct of negotiations with the Inland Revenue and other competent taxation authorities concerning the taxation liability of the Company and the Subsidiaries for periods ending on or before the Closing Date in respect of which such liability has not yet been agreed with the Inland Revenue and other competent taxation authorities. Parent shall also prepare for submission and shall submit to the Inland Revenue and other competent taxation authorities all tax returns, claims and other elections for the Company and Subsidiaries in respect of such periods provided that:

     (a) all correspondence to be sent to the Inland Revenue by Parent concerning such matters shall be submitted first to the Sellers sufficiently in advance of submission to the Inland Revenue to afford the Sellers and their professional advisers a reasonable opportunity of considering the same;

     (b) Parent is obliged to take into account any reasonable suggestions or observations made by or on behalf of the Sellers on such elections, claims, computations or correspondence. Parent shall provide copies of all such documents and all other correspondence between the Inland Revenue and other competent taxation authorities, the Company and the Subsidiaries having a material bearing on the liability of the Company and the Subsidiaries to taxation for such periods to the Sellers at the same time as they are sent to or received from the Inland Revenue.

13.  GENERAL
     -------

13.1 Where any obligation, covenant or undertaking in this schedule is expressed to be undertaken or given by two or more of the Sellers they shall be jointly and severally responsible in respect of it.

13.2 Parent may release or compromise in whole or in part the liability of any Seller under this schedule or grant any time or other indulgence without affecting the liability of any other Seller.